Exhibit 99.1

AMENDED AND RESTATED LOAN AGREEMENT

among

HEALTH POWER, INC.

COMPMANAGEMENT, INC.

COMPMANAGEMENT HEALTH SYSTEMS, INC.

COMPMANAGEMENT INTEGRATED DISABILITY SERVICES, INC.

CMI MANAGEMENT COMPANY

COMPMANAGEMENT OF VIRGINIA, INC.

COMPMANAGEMENT DISABILITY SERVICES COMPANY

CMI BARRON RISK MANAGEMENT SERVICES, INC.

OCTAGON RISK SERVICES, INC.

as Borrowers

WC HOLDINGS, INC.

as Guarantor

and

BANK ONE, N.A.

as Lender

October 3, 2003

TABLE OF CONTENTS

ARTICLE 1. AGREEMENT OF THE PARTIES
1.1	Restatement of Obligations
1.2	Balances of Loans
1.3	Compliance with Original Loan Documents
1.4	Continuation of Original Loan Documents

ARTICLE 2. REVOLVING CREDIT LOANS
2.1	Revolving Credit Commitment
2.2	Conversion Options
2.3	Revolving Credit Note
2.4	Cancellation and Reduction of Revolving Credit Commitment
2.5	Use of Funds
2.6	Additional Provisions and Limitations Relating to Eurodollar Rate Loans
2.7	Letters of Credit

ARTICLE 3. TERM LOAN
3.1	Term Loan Amount
3.2	Term Note
3.3	Optional Prepayments
3.4	Additional Provisions and Limitations Relating to Eurodollar Rate Portions
3.5	Mandatory Prepayments

ARTICLE 4. OCTAGON INTERIM TERM LOAN
4.1	Octagon Interim Term Loan Amount
4.2	Octagon Interim Term Note
4.3	Optional Prepayments

ARTICLE 5. FEES, PAYMENTS, SETOFFS, SECURITY, DEFAULT RATE
5.1	Fees
5.2	Payments
5.3	Setoffs
5.4	Security
5.5	Default Rate

ARTICLE 6. CONDITIONS OF BORROWING
6.1	Conditions Precedent to the Term Loan, Octagon Interim Term Note and the Initial Revolving Credit Loan
6.2	Conditions Precedent to Each of the Loans

ARTICLE 7. REPRESENTATIONS AND WARRANTIES
7.1	Organization and Authority
7.2	Qualification
7.3	Investments; Guarantees; Liabilities
7.4	Tax Returns and Payments

i

7.5	Title to Properties; Liens
7.6	Litigation
7.7	Compliance with Law and Other Instruments
7.8	Financial Statements
7.9	Patents, Trademarks and Copyrights
7.10	No Margin Activity
7.11	ERISA
7.12	Adverse Contracts; Defaults
7.13	Environmental Laws
7.14	Disclosure
7.15	Insurance
7.16	Events of Default
7.17	Guarantor Single Purpose
7.18	Solvency, Etc.
7.19	[Reserved]
7.20	Octagon Stock Purchase Agreement
7.21	Certain Assurances

ARTICLE 8. AFFIRMATIVE COVENANTS
8.1	Bank Deposits
8.2	Financial Statements and Reports of the Company
8.3	Financial Statements of the Guarantor
8.4	Unaudited Financial Statements of the Company
8.5	[Reserved]
8.6	Inspection
8.7	Insurance
8.8	Payment of Taxes and Claims
8.9	Compliance with Laws
8.10	ERISA
8.11	Preservation of Corporate Existence
8.12	Maintenance of Tangible Assets
8.13	Notices of Certain Events
8.14	Records and Books of Account
8.15	Performance of Contracts
8.16	Notice of Material Litigation
8.17	Use of Proceeds
8.18	Ownership and Control of Borrowers and Guarantor
8.19	2003 Merger
8.20	[Reserved]
8.21	Compliance with the Octagon Stock Purchase Agreement
8.22	Compliance with the OBWC
8.23	St. Paul Information
8.24	Key Man Life Insurance Policies
8.25	Government Regulation

ARTICLE 9. NEGATIVE COVENANTS
9.1	Indebtedness

9.2	Liens and Other Encumbrances
9.3	Guaranties and Other Contingent Liabilities
9.4	Fundamental Changes
9.5	Creation of Subsidiaries
9.6	Loans or Advances
9.7	Investments
9.8	Sale and Leaseback
9.9	Disposition of Assets
9.10	Transactions with Affiliates
9.11	[Reserved]
9.12	Sale of Accounts
9.13	Capital Expenditures
9.14	[Reserved]
9.15	Minimum Fixed Charge Coverage Ratio
9.16	Ratio of Funded Indebtedness to EBITDA
9.17	Management Fees
9.18	Dividends and Payments
9.19	Issuance of Capital Stock
9.20	Prohibition of Change in Fiscal Year
9.21	Amendment to Other Documents
9.22	Management
9.23	Pledge Rights Not a “Change”

ARTICLE 10. EVENTS OF DEFAULT
10.1	Event of Default
10.2	Consequences of Event of Default

ARTICLE 11. MISCELLANEOUS
11.1	Notices
11.2	Term of Agreement; Termination; Successors and Assigns
11.3	No Implied Rights or Waivers
11.4	Applicable Law
11.5	Modifications, Amendments or Waivers
11.6	Counterparts
11.7	Headings
11.8	Expenses
11.9	Accounting Terms
11.10	Severability
11.11	Waiver of Jury Trial; Consent to Venue
11.12	Entire Agreement
11.13	Certificates, Etc
11.14	Waiver of Certain Defenses
11.15	USA Patriot Act Notification

ARTICLE 12. DEFINITIONS

Signatures

EXHIBITS:

Exhibit A	Amended and Restated Revolving Credit Note
Exhibit B	Amended and Restated Term Note
Exhibit C	Octagon Interim Term Note
Exhibit D	Amended and Restated Borrower Security Agreement
Exhibit E	Amended and Restated Copyright Security Agreement
Exhibit F	Amended and Restated Stock Pledge Agreement
Exhibit G	Amended and Restated Collateral Assignment of Leasehold Interests
Exhibit H	Amended and Restated Assignment of Life Insurance Policies
Exhibit I	Opinion of Counsel to Borrowers and Guarantor
Exhibit J	Definitions

SCHEDULES:

Schedule 7.1	Affiliates, Directors and Officers
Schedule 7.5	Leases
Schedule 7.6	Litigation and Other Proceedings
Schedule 7.9	Patents, Trademarks and Copyrights
Schedule 9.10	Transactions with Affiliates

AMENDED AND RESTATED LOAN AGREEMENT

THIS AMENDED AND RESTATED LOAN AGREEMENT (this “Agreement”) is made and entered into in Columbus, Ohio effective as of October 3, 2003, by and between HEALTH POWER, INC., a Delaware corporation (the “Company”), COMPMANAGEMENT, INC., an Ohio corporation (“CMI”), COMPMANAGEMENT HEALTH SYSTEMS, INC., an Ohio corporation (“CHSI”), COMPMANAGEMENT INTEGRATED DISABILITY SERVICES, INC., an Ohio corporation (formerly named M&N Risk Management, Inc.) (“MNRMI”), CMI MANAGEMENT COMPANY, an Ohio corporation (formerly named M&N Enterprises, Inc.) (“CMIMC”), COMPMANAGEMENT OF VIRGINIA, INC., a Virginia corporation (formerly named Trigon Administrators, Inc.) (“CVI”), COMPMANAGEMENT DISABILITY SERVICES COMPANY, a Virginia corporation and a wholly owned subsidiary of CVI (formerly named Trigon Disability Services Company) (“CDSC”), CMI BARRON RISK MANAGEMENT SERVICES, INC., a Texas corporation (formerly named Barron Risk Management Services, Inc.) (“Barron Risk”), and OCTAGON RISK SERVICES, INC., a Minnesota corporation (“Octagon”), as borrowers (individually, a “Borrower” and collectively, the “Borrowers”), WC HOLDINGS, INC., a Delaware corporation, as guarantor (the “Guarantor”), and BANK ONE, N.A., a national banking association with its corporate headquarters in Columbus, Ohio, as lender (the “Lender”).

Recitals

The following recitals are representations with respect to certain factual matters that form the basis of this Agreement and are an integral part of this Agreement.

A.                                   Pursuant to the terms and conditions of a certain Loan Agreement dated as of December 21, 2000 by and among the Company, CMI, CHSI, MNRMI and CMIMC, as borrowers (collectively, the “Original Borrowers”), the Guarantor, as guarantor, and the Lender (the “Original Loan Agreement”), the Lender agreed to make to the Original Borrowers (i) loans (collectively, the “Prior Revolving Credit Loans”) up to the maximum aggregate sum of $8,000,000 under a revolving line of credit (the “Original Revolving Credit Commitment”) and (ii) a term loan in the maximum sum of $17,000,000 (the “Prior Term Loan”);

B.                                     To evidence the Prior Revolving Credit Loans, the Original Borrowers executed a certain Revolving Credit Note dated December 21, 2000 (the “Original Revolving Credit Note”), whereby the Original Borrowers promised to pay to the order of the Lender, on or before December 31, 2002, the Prior Revolving Credit Loans, together with interest as set forth in the Original Loan Agreement;

C.                                     To evidence the Prior Term Loan, the Original Borrowers executed a certain Term Note dated December 21, 2000 (the “Original Term Note” and, collectively with the Original Revolving Credit Note, the “Original Notes”), whereby the Original Borrowers promised to pay to the order of the Lender, on or before December 31, 2005, the Prior Term Loan, together with interest as set forth in the Original Loan Agreement;

D.                                    To secure the Original Loan Agreement and the Original Notes, the Lender and each Original Borrower entered into (i) a separate Borrower Security Agreement dated as of December 21, 2000 (individually, an “Original Borrower Security Agreement” and collectively, the “Original Borrower Security Agreements”) and (ii) a separate Security Agreement Re: Patents, Trademarks and Copyrights dated as of December 31, 2000 (individually, an “Original Copyright Security Agreement” and collectively, the “Original Copyright Security Agreements”);

E.                                      To further secure the Original Loan Agreement and the Original Notes, the Lender, on the one hand, and the Company or CMI, on the other hand, entered into four certain Stock Pledge Agreements dated as of December 21, 2000 (individually, an “Original Stock Pledge Agreement” and collectively, the “Original Stock Pledge Agreements”), pursuant to which the Company and CMI, as applicable, pledged and assigned to the Lender all of the shares of capital stock of CMI, CHSI, MNRMI and CMIMC;

F.                                      To further secure the Original Loan Agreement and the Original Notes, the Lender and CMI entered into two certain Assignments of Life Insurance Policies dated as of December 21, 2000 (individually, an “Original Assignment of Life Insurance Policies” and collectively, the “Original Assignments of Life Insurance Policies”), pursuant to which CMI assigned to the Lender certain life insurance policies;

G.                                     To further secure the Original Loan Agreement and the Original Notes, the Lender and CMI entered into a certain Collateral Assignment of Leasehold Interest dated as of December 21, 2000, pursuant to which CMI assigned to the Lender all of its right, title and interest in, to and under the lease of CMI’s corporate headquarters facility located in Dublin, Ohio (the “Original Assignment of Leasehold Interest”);

H.                                    In consideration of the Lender entering into the Original Loan Agreement, the Guarantor agreed, by a certain Unconditional Guaranty Agreement dated as of December 21, 2000 (the “Original Guaranty”), to unconditionally guaranty the repayment of the Prior Revolving Credit Loans and the Prior Term Loan;

I.                                         To secure the Original Loan Agreement and the Original Notes and the Guarantor’s obligations under the Original Guaranty, the Lender and the Guarantor entered into a certain Guarantor Security Agreement dated as of December 21, 2000 (the “Original Guarantor Security Agreement”);

J.                                        Pursuant to the provisions of the Original Loan Agreement, the parties thereto entered into a certain ISDA Master Agreement dated as of December 21, 2000 (the “Original ISDA Master Agreement”);

K.                                    In connection with the execution of the Original Loan Agreement and the agreements, documents and instruments related thereto, the Original Borrowers, the Guarantor, the Lender and Banc One Mezzanine Corporation, a Delaware corporation (the “Subordinated Lender”), entered into a certain Intercreditor and Subordination Agreement (the “Original Intercreditor Agreement”);

L.                                      Effective as of April 1, 2001, CMI acquired all of the outstanding shares of capital stock of CVI pursuant to the terms and conditions of a certain Stock Purchase Agreement dated as of March 31, 2001 among Trigon Healthcare, Inc., a Virginia corporation (“Trigon”), Monticello Service Agency, Inc., a Virginia corporation and a wholly owned subsidiary of Trigon, and CMI (the “Trigon Stock Purchase Agreement”);

M.                                 Pursuant to a certain First Amendment to Loan Agreement dated May 9, 2001 (effective as of March 31, 2001) (the “First Amendment”), the Original Borrowers, CVI, CDSC, the Guarantor and the Lender amended the Original Loan Agreement, the Original Notes and the other related loan documents to, among other things:  (i) evidence the Lender’s consent to CMI’s acquisition of the shares of CVI and the consummation of the other transactions contemplated by the Trigon Stock Purchase Agreement; and (ii) cause CVI and CDSC to become additional co-borrowers under the Original Loan Agreement, the Original Notes and the related loan documents;

N.                                    Pursuant to the First Amendment, (a) the Original Borrowers, CVI and CDSC executed and delivered to the Lender (i) an Amended and Restated Term Note (the “First Restated Term Note”) and (ii) an Amended and Restated Revolving Credit Note (the “First Restated Revolving Credit Note” and, together with the First Restated Term Note, the “First Restated Notes”), (b) each of CVI and CDSC executed and delivered a Borrower Security Agreement and a Copyright Security Agreement (collectively, the “Original Trigon Security Agreements”), and (c) CMI and CVI each executed and delivered a Stock Pledge Agreement with respect to all of the outstanding shares of capital stock of CVI and CDSC, respectively (collectively, the “Original Trigon Stock Pledge Agreements”);

O.                                    Pursuant to a certain Second Amendment to Loan Agreement dated July 31, 2001 (the “Second Amendment”), the Original Borrowers, CVI, CDSC, the Guarantor and the Lender amended the Original Loan Agreement, the First Restated Notes and the other loan documents to, among other things:  (i) increase the principal amount of the First Restated Term Note from $17,000,000 to $22,500,000; and (ii) decrease the amount of the Original Revolving Credit Commitment and the First Restated Revolving Credit Note from $8,000,000 to $4,500,000;

P.                                      Pursuant to a certain Third Amendment to Loan Agreement dated February 28, 2002 (the “Third Amendment”), the Original Borrowers, CVI, CDSC, the Guarantor and the Lender amended the Original Loan Agreement, the First Restated Notes and the other loan documents to, among other things:  (i) consent to (a) the prepayment in full by the Guarantor of the Senior Subordinated Promissory Note dated December 21, 2000 in the original principal amount of $6,000,000 issued by the Guarantor to the Subordinated Lender (the “Subordinated Note”) and (b) the payment of a dividend in an amount up to the dollar amount of all of the Guarantor’s and Original Borrowers’ outstanding obligations owed to the Subordinated Lender (including, without limitation, all principal, interest, fees and expenses) by the Company to the Guarantor for purposes of permitting the Guarantor to prepay in full the Subordinated Note; (ii) increase the amount of the Original Revolving Credit Commitment and the First Restated Revolving Credit Note from $4,500,000 to $5,000,000; (iii) provide for the pledge and assignment by the Guarantor to the Lender of all of the shares of capital stock of the Company owned by the Guarantor, which shares had theretofore been pledged to the Subordinated Lender as security for the Subordinated Note; and (iv) provide for the assignment by CMI to the Lender of a certain additional life insurance policy covering the life of Robert J. Bossart in the amount of $3,000,000 that secured the Subordinated Note;

Q.                                    Pursuant to the Third Amendment, the Guarantor executed and delivered to the Lender (i) a Stock Pledge Agreement with respect to all of the shares of capital stock of the Company owned by the Guarantor (the “Original Guarantor Stock Pledge Agreement”) and (ii) an Assignment of Life Insurance Policies (the “Original Guarantor Assignment of Life Insurance Policies”);

R.                                     Pursuant to a certain Fourth Amendment to Loan Agreement dated as of August    , 2002 (the “Fourth Amendment”), the Original Borrowers, CVI, CDSC, the Guarantor and the Lender amended the Original Loan Agreement, the First Restated Notes and the other loan documents to increase the amount of the Original Revolving Credit Commitment and the First Restated Revolving Credit Note from $5,000,000 to $6,000,000;

S.                                      Pursuant to a certain Fifth Amendment to Loan Agreement dated as of August    , 2002 (the “Fifth Amendment”), the Original Borrowers, CVI, CDSC, the Guarantor and the Lender amended the Original Loan Agreement, the First Restated Notes and the other loan documents to, among other things:  (i) increase the amount of the Original Revolving Credit Commitment and the First Restated Revolving Credit Note from $6,000,000 to $7,000,000; (ii) extend the maturity date of the First Restated Revolving Credit Note from December 31, 2002 until December 31, 2003; and (iii) increase the Applicable Margin for Eurodollar Rate Loans from 1.75% to 2.00%;

T.                                     Effective as of September 30, 2002, CMI acquired all of the outstanding shares of capital stock of Barron Risk (the “Barron Risk Shares”) pursuant to the terms and conditions of a certain Stock Purchase Agreement dated as of September 30, 2002 among CMI, Barron Risk and UICI, a Delaware corporation and the sole stockholder of Barron Risk (the “Barron Risk Stock Purchase Agreement”);

U.                                    In order to finance a portion of the purchase price of the Barron Risk Shares, the Lender made a Revolving Credit Loan to the Original Borrowers, CVI and CDSC in the amount of $1,000,000 (the “Barron Risk Revolving Credit Loan”);

V.                                     Pursuant to a certain Sixth Amendment to Loan Agreement dated December    , 2002 (the “Sixth Amendment”), the Original Borrowers, CVI, CDSC, Barron Risk, the Guarantor and the Lender amended the Original Loan Agreement, the First Restated Notes and the other loan documents to, among other things:  (i) evidence the Lender’s consent to CMI’s acquisition of the Barron Risk Shares and the consummation of the other transactions contemplated by the Barron Risk Stock Purchase Agreement (the “Barron Risk Acquisition”); (ii) cause Barron Risk to become an additional co-borrower under the Original Loan Agreement, the First Restated Notes and the other loan documents; and (iii) provide for the making of an additional term loan to the Original Borrowers, CVI, CDSC and Barron Risk in the amount of $1,000,000 (which loan was treated as an increase in the principal amount of the Prior Term Loan) for the purpose of permitting the Original Borrowers, CVI, CDSC and Barron Risk to repay the Barron Risk Revolving Credit Loan (the Original Borrowers, CVI, CDSC and Barron Risk are sometimes hereinafter referred to collectively as the “Existing Borrowers”);

W.                                Pursuant to the Sixth Amendment, (i) the Existing Borrowers executed and delivered to the Lender a certain Second Amended and Restated Revolving Credit Note of even date therewith (the “Second Restated Revolving Credit Note”) and a Second Amended and Restated Term Note of even date therewith (the “Second Restated Term Note” and, together with the Second Restated Revolving Credit Note, the “Second Restated Notes”), (ii) Barron Risk executed and delivered to the Lender a Borrower Security Agreement and a Copyright Security Agreement (collectively, the “Original Barron Risk Security Agreements”), and (iii) CMI executed and delivered a Stock Pledge Agreement with respect to all of the outstanding shares of capital stock of Barron Risk (the “Original Barron Risk Stock Pledge Agreement”);

X.                                    The Lender is still the holder and beneficiary of the Original Loan Agreement, Second Restated Notes, Original Borrower Security Agreements, Original Copyright Security Agreements, Original Stock Pledge Agreements, Original Assignments of Life Insurance Policies, Original Assignment of Leasehold Interest, Original Guaranty, Original Guarantor Security Agreement, Original ISDA Master Agreement, Original Trigon Security Agreements, Original Trigon Stock Pledge Agreements, Original Guarantor Stock Pledge Agreement, Original Guarantor Assignment of Life Insurance Policies, Original Barron Risk Security Agreements and Original Barron Risk Stock Pledge Agreement (such documents, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment and Sixth Amendment, together with all other documents related thereto, are hereinafter collectively referred to as the “Original Loan Documents”);

Y.                                     CMI and The St. Paul Companies, Inc., a Minnesota corporation (“St. Paul”), have entered into a certain Stock Purchase Agreement dated as of October 3, 2003 (the “Octagon Stock Purchase Agreement”), pursuant to which CMI has agreed to purchase from St. Paul all of the outstanding shares of capital stock of Octagon (the “Octagon Shares”) for an aggregate purchase price of $30,000,000, subject to the post-closing adjustment set forth in Section 2.2 of the Octagon Stock Purchase Agreement (the “Octagon Purchase Price”);

Z.                                     The parties hereto desire to amend and restate the Original Loan Documents in order to, among other things:  (i) evidence the Lender’s consent to CMI’s acquisition of the Octagon Shares and the consummation of the other transactions contemplated by the Octagon Stock Purchase Agreement (the “Octagon Acquisition”); (ii) cause Octagon to become an additional co-borrower under the Original Loan Documents, as amended and restated; (iii) increase the amount of the Original Revolving Credit Commitment and the Second Restated Revolving Credit Note, as amended and restated, from $7,000,000 to $8,000,000; (iv) increase the principal amount of the Prior Term Loan to $31,479,166.64; (v) provide for the making of an interim term loan in the principal amount of $12,000,000 by the Lender to the Borrowers in order to finance a portion of the Octagon Purchase Price; (vi) provide for certain additional security for the Loans (defined below); (vii) modify various provisions of the Original Loan Documents; and (viii) make certain other changes thereto in order to reflect the agreement of the parties set forth in this Agreement; and

AA.                         In order to evidence the agreement of the parties and to reflect the terms and conditions of this Agreement, the parties shall execute and deliver this Agreement and the agreements, documents and instruments contemplated hereby.

Agreement

NOW THEREFORE, the Borrowers, the Guarantor and the Lender hereby agree as hereinafter set forth.

ARTICLE 1.  AGREEMENT OF THE PARTIES

1.1                               Restatement of Obligations.  The parties hereto acknowledge and agree that this Agreement (i) amends and restates the existing obligations of the Existing Borrowers and the Guarantor under the Original Loan Agreement, as amended, (ii) is a continuation of the borrowings evidenced by the Original Loan Agreement, as amended, (iii) is not intended to be a novation of the Second Restated Notes or the obligations evidenced thereby, and (iv) is in substitution of and supersedes the Original Loan Agreement, as amended.  The Borrowers and the Guarantor, jointly and severally, covenant that they will perform and observe all covenants, agreements, stipulations and conditions on their part to be performed under the Original Loan Documents, as amended, restated and modified hereby, and the Exhibits hereto.

1.2                               Balances of Loans.

(a)                                  The parties hereby acknowledge and agree that the outstanding principal balance of the Second Restated Revolving Credit Note as of October 3, 2003 (prior to the making of any additional Loans to finance the Octagon Acquisition) was $5,442,659.16 and that all accrued interest on the outstanding principal balance thereof has been paid through October 1, 2003.

(b)                                 The parties hereby acknowledge and agree that the outstanding principal balance of the Second Restated Term Note as of October 3, 2003 (prior to the making of any additional Loans to finance the Octagon Acquisition) was $12,645,833.34 and that all accrued interest on the outstanding principal balance thereof has been paid through October 1, 2003.

1.3                               Compliance with Original Loan Documents.  The Borrowers (other than Octagon) and the Guarantor hereby, jointly and severally, represent and warrant that they are in full compliance with all terms, conditions, covenants, agreements, stipulations, representations and warranties under the Original Loan Documents, and they hereby, jointly and severally, reaffirm the same as of the date hereof.

1.4                               Continuation of Original Loan Documents.  Except as specifically modified herein and in the Exhibits hereto, the Original Loan Documents, as amended, restated and modified hereby, shall remain in full force and effect in all respects according to their terms, covenants and conditions as security for the unpaid balance of the indebtedness and interest thereon evidenced by this Agreement and the Notes, as if the unpaid balance of the principal, with the interest accrued thereon, had originally been payable as provided for herein.  Except as specifically set forth herein and in the Exhibits hereto, nothing in this Agreement shall affect or impair any rights and powers that the Lender may have thereunder.

ARTICLE 2.  REVOLVING CREDIT LOANS

2.1                               Revolving Credit Commitment.  The Lender hereby agrees on the terms and conditions of this Agreement to lend to the Borrowers the maximum sum of Eight Million Dollars ($8,000,000) (the “Revolving Credit Commitment”).  The Revolving Credit Commitment shall be available to the Borrowers, subject to the limitations herein, in whole or part and from time to time until September 30, 2005, and any amounts borrowed may be repaid in whole or in part and reborrowed until such date.  Each borrowing under the Revolving Credit Commitment shall be made in accordance with the provisions of this Section 2.1, and shall be subject to the conditions of Article 5 hereof, and shall be in the initial principal amount of $100,000 or any integral multiple of $100,000 (a “Revolving Credit Loan”).

Each Revolving Credit Loan to be made in accordance with the provisions of this Section 2.1 shall, at the election of the Borrowers, be made either in the form of (i) a Variable Rate Loan (individually, a “Variable Rate Loan” and collectively, the “Variable Rate Loans”) or (ii) a Eurodollar Rate Loan (individually, a “Eurodollar Rate Loan” and collectively, the “Eurodollar Rate Loans”); provided, however, that the Borrowers shall not be permitted to have outstanding at any time more than a total of eight (8) Eurodollar Rate Loans and Eurodollar Rate Portions of the Term Loan, except as otherwise permitted by the Lender in its sole discretion.   Notwithstanding the foregoing, each Eurodollar Rate Loan shall be in the initial principal amount of $1,000,000 or any integral multiple of $100,000.  The aggregate unpaid principal amount of the Variable Rate Loans and the Eurodollar Rate Loans at any one time outstanding shall not exceed the Revolving Credit Commitment.

Each Revolving Credit Loan shall be made pursuant to the request of the Borrowers to the Lender which request for a Revolving Credit Loan shall specify (i) the total amount of the Revolving Credit Loan; (ii) the borrowing date (the “Borrowing Date”), which shall be a Business Day in the case of a Variable Rate Loan and a Eurodollar Banking Day in the case of a Eurodollar Rate Loan; and (iii) whether the Revolving Credit Loan is to be a Variable Rate Loan or a Eurodollar Rate Loan (and in the case of a Eurodollar Rate Loan, the length of the Interest Period).  Requests for Variable Rate Loans may be made on the applicable Borrowing Date.  Requests for Eurodollar Rate Loans shall be made at least three (3) Eurodollar Banking Days prior to the applicable Borrowing Date.

In the case of a request for a Eurodollar Rate Loan, the Lender shall not later than 11:00 a.m., Columbus, Ohio time two (2) Eurodollar Banking Days prior to the Borrowing Date, give notice to the Borrowers of the Adjusted Eurodollar Rate (including information as to the calculation thereof) applicable for the period requested by the Borrowers.  The Borrowers shall not later than 11:00 a.m., Columbus, Ohio time one (1) Eurodollar Banking Day prior to the Borrowing Date, give notice by telephone confirmed in writing to the Lender whether they wish (i) to complete such borrowing in the form of a Eurodollar Rate Loan; (ii) to complete such borrowing as a Variable Rate Loan; or (iii) to cancel their request for a Revolving Credit Loan.  Failure by the Borrowers to timely deliver such notice shall constitute cancellation of such request.

2.2                               Conversion Options.  The Borrowers may elect from time to time to convert $1,000,000 or any amount in excess thereof in any integral multiple of $100,000 of the Variable Rate Loans then outstanding to Eurodollar Rate Loans by giving the Lender irrevocable telephone notice of such election as provided in this Section 2.2.  Each Eurodollar Rate Loan shall automatically convert to a Variable Rate Loan upon its maturity unless the Borrowers elect to continue such Loan as a Eurodollar Rate Loan by giving the Lender irrevocable telephone notice of such election as provided in this Section 2.2.  Any such notice pursuant to this Section 2.2 shall be received by the Lender at least three (3) Eurodollar Banking Days prior to the proposed conversion date, which shall be a Eurodollar Banking Day, and shall specify (i) the conversion date and (ii) the length of the Interest Period.  If no Event of Default then exists, such conversion shall be made on the requested conversion date.

2.3                               Revolving Credit Note.  The Revolving Credit Commitment shall be evidenced by a master amended and restated promissory note (the “Revolving Credit Note”) of the Borrowers executed by duly authorized officers thereof, which shall be in the form of Exhibit A attached hereto.  Each Revolving Credit Loan made by the Lender and each payment made on account of principal on the Revolving Credit Note shall be recorded by the Lender; provided, however, that the failure of the Lender to make such notation shall not limit or otherwise affect the obligations of the Borrowers under the Revolving Credit Note or this Agreement.  The Revolving Credit Note shall amend and restate, and be in substitution for, the Second Restated Revolving Credit Note and shall include the following terms:

(a)                                  Term.  The Revolving Credit Note shall be dated as of the date of this Agreement and shall be due and payable in full on or before September 30, 2005.

(b)                                  Interest Rate on Variable Rate Loans.  From its date, each Variable Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a Business Year) on the unpaid principal balance at a fluctuating rate per annum equal to the Prime Rate plus the Applicable Margin (as determined in accordance with Section 2.3(d)(iv), below).  Any change in the interest rate due to a change in the Prime Rate shall be effective immediately upon and after the date of each such change in the Prime Rate.

Interest on the Variable Rate Loans shall be payable monthly on the first day of each calendar month (each an “Interest Payment Date”), commencing on the first day of the month following the initial disbursement of the initial Revolving Credit Loan.

(c)                                  Interest Rate on Eurodollar Rate Loans.  From its date, each Eurodollar Rate Loan shall bear interest during the period from the date thereof until and including the maturity date thereof at a rate per annum equal to the Adjusted Eurodollar Rate plus the Applicable Margin (as determined in accordance with Section 2.3(d)(i), below).  The Borrowers shall be obligated to pay with respect to each Eurodollar Rate Loan such additional amounts as shall be determined pursuant to Section 2.6 hereof.

Interest on each Eurodollar Rate Loan shall be payable (i) with respect to Eurodollar Rate Loans having an Interest Period of 30, 60 or 90 days, on the expiration of such Interest

Period, and (ii) with respect to Eurodollar Rate Loans having a maturity of 180 or 360 days, on the first day of each March, June, September and December that such Eurodollar Rate Loan is outstanding and upon expiration of such Interest Period.  Interest on all Eurodollar Rate Loans shall be calculated on the basis of the actual number of days elapsed over a Business Year.

(d)                                  Applicable Margin.  For purposes of Sections 2.3 and 3.2 hereof, the “Applicable Margin” shall be determined as follows:

(i)                                     The Applicable Margin for Eurodollar Rate Loans shall be 2.00%;

(ii)                                  The Applicable Margin for Eurodollar Rate Portions of the Term Loan shall be 2.25%;

(iii)                               The Applicable Margin for purposes of the Variable Term Rate applicable to the Variable Rate Portion of the Term Loan shall be (.50)%; and

(iv)                              The Applicable Margin for Variable Rate Loans shall be (.50)%.

(e)                                  Optional Repayments.  Outstanding Revolving Credit Loans may be repaid in whole or in part at any time, without premium or penalty, in principal amounts not less than the minimum Revolving Credit Loan for any borrowing under Section 2.1, or any larger amount permitted thereunder, by tender of payment and delivery of written, telegraphic or oral notice of payment to the Lender not later than 1:30 p.m., Columbus, Ohio time, on the Business Day on which such repayment is to be made.  Payments received after 1:30 p.m. shall be deemed tendered on the following Business Day.  Interest accrued to the date of payment shall be due and payable on the next following Interest Payment Date unless the Revolving Credit Note is paid in full, in which event, accrued interest shall become due and payable on the payment date.

2.4                               Cancellation and Reduction of Revolving Credit Commitment.  The Borrowers shall be entitled to permanently reduce or cancel the Revolving Credit Commitment from time to time upon ten (10) days’ prior written notice to the Lender.  In the event of cancellation of the Revolving Credit Commitment, the principal amount of the Revolving Credit Note shall be paid in full, together with all accrued interest thereon, any unpaid Commitment Fee accrued to the date of cancellation, and all other amounts owing to the Lender by the Borrowers hereunder with respect to any Revolving Credit Loans.  In the event of the permanent reduction of the Revolving Credit Commitment to a level which is less than the then outstanding principal amount of the Revolving Credit Note, the Revolving Credit Note shall be prepaid at the time of such reduction in an amount equal to the then excess of the Revolving Credit Note over the Revolving Credit Commitment as so reduced.  Accrued interest on the principal amount of the Revolving Credit Note repaid shall be included in the interest due and payable on the next Interest Payment Date.

2.5                               Use of Funds.  Revolving Credit Loans shall be used for the working capital requirements of the Borrowers and may be used to pay a portion of the Octagon Purchase Price, including, without limitation, the Settlement Amount (if any) (as defined in the Octagon Stock Purchase Agreement).

2.6                               Additional Provisions and Limitations Relating to Eurodollar Rate Loans.  The additional provisions and limitations set forth below shall apply with respect to Eurodollar Rate Loans:

(a)                                  In the event the Lender shall incur any loss, cost or reasonable expense (including, without limitation, any loss, cost or reasonable expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by the Lender to fund or maintain or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to the Lender) as a result (i) of any payment or prepayment of a Eurodollar Rate Loan on a date other than the last day of the then applicable Interest Period for such Eurodollar Rate Loan for any reason or (ii) any failure by the Borrowers to borrow funds as a Eurodollar Rate Loan after they have given a notice of election with respect thereto for any reason, whether before or after default, and whether or not such payment is required by any provisions of this Agreement; then, within three (3) days after receipt of the written demand of the Lender, the Borrowers shall pay to the Lender such amount as will reimburse the Lender for such loss, cost or expense.  If the Lender requests such a reimbursement, it shall provide to the Borrowers at the time of demand a certificate setting forth the computation of the loss, cost or expense giving rise to the request for reimbursement in reasonable detail and such certificate shall be conclusive if reasonably determined, absent manifest error.

(b)                                 If the Lender shall, in good faith, determine that it is unable to reasonably ascertain the Eurodollar Rate or to acquire Eurodollar deposits on reasonable terms in an amount sufficient to meet a request for a Eurodollar Rate Loan, the Lender shall promptly notify the Borrowers.  In such event, the Borrowers may request a Variable Rate Loan of like amount without regard to the notice requirement of Section 2.1 or may cancel such request.

(c)                                  The obligation of the Lender to make Eurodollar Rate Loans hereunder shall be suspended in the event that any change in any law or regulation or in any interpretation thereof by any governmental authority charged with its administration shall, in the sole opinion of the Lender, make it unlawful for the Lender to comply with its obligation to make or maintain any Eurodollar Rate Loan hereunder for the duration of such illegality.  The Lender shall promptly notify the Borrowers of such suspension, and, if and when, in the sole opinion of the Lender, such illegality ceases to exist, such suspension shall cease and the Lender shall promptly notify the Borrowers of the termination of such suspension.

(d)                                 If the Lender has Eurodollar Rate Loans outstanding and there shall occur any change in applicable law, regulation or interpretation (including any request, guideline or policy not having the force of law by any authority charged with the administration or interpretation thereof) (i) which change directly affects transactions in Eurodollars, (ii) which involves new or additional taxes, reserves or deposit requirements in regard to the Eurodollar Rate Loans or changes in the basis of taxation of payments on such Loans, or

(iii) which, if the Eurodollar Rate Loans made hereunder by the Lender were to have been matched with Eurodollar deposits corresponding in amounts to such Eurodollar Rate Loans and having maturity dates which are the same as such Eurodollar Rate Loans regardless of whether or not such Eurodollar Rate Loans are in fact so matched, increases the cost to the Lender of making or maintaining the Eurodollar Rate Loans hereunder or reduces the amount of any payments (whether of principal, interest or otherwise) receivable by the Lender as to any Eurodollar Rate Loans or requires the Lender to make any payment on or calculated by reference to the gross amount of any sum received by it as to such Eurodollar Rate Loans, then where the amount of any such additional cost, reduction or payment is deemed material by the Lender:

(i)                                     the Lender shall promptly notify the Borrowers of the occurrence of such event;

(ii)                                  the Lender shall promptly deliver to the Borrowers a certificate stating the change which has occurred, together with the date thereof and the amount of and the manner of calculating the increased cost on any outstanding Eurodollar Rate Loan; and

(iii)                               upon receipt of such certificate from the Lender, the Borrowers shall pay to the Lender on demand the amount or amounts of such additional cost with respect to such outstanding Eurodollar Rate Loan as additional compensation hereunder.

(e)                                  The certificate of the Lender delivered to the Borrowers as to the additional amount payable pursuant to Section 2.6(d) shall (in the absence of manifest error in the transmission or calculation) be conclusive evidence of the amount thereof.  The protection of this Section 2.6(e) shall be available to the Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which has been imposed.  However, if the Borrowers have made a payment of any additional amounts pursuant to Section 2.6(d) and any subsequent event occurs which reduces the amount of the increased cost incurred by the Lender, then the Lender shall promptly refund to the Borrowers an amount equal to such reduction in the amount of increased cost.

(f)                                    In addition to the other amounts payable hereunder, the Borrowers shall pay to the Lender such additional amounts as shall compensate the Lender for increased costs which the Lender, in its sole discretion, reasonably determines in good faith to be allocable to Eurodollar Rate Loans.  Additional amounts payable under this Section 2.6(f) shall be paid by the Borrowers to the Lender on the maturity of the respective Eurodollar Rate Loans, subject to receipt by the Borrowers from the Lender of a certificate showing the amount and certifying as to the correctness thereof.

2.7                               Letters of Credit.  The Lender has issued, and in the Lender’s sole discretion may hereafter issue from time to time, certain letters of credit (the “Letters of Credit”) for the account of one or more of the Borrowers.  It is the intention of the Borrowers and the Lender that the Letters of Credit become and shall be a part of the Revolving Credit Commitment.  Therefore, upon any draws under the Letters of Credit, the amount of any such draw shall be treated as a Revolving Credit Loan hereunder and shall be subject to all of the terms of this Agreement, the Revolving Credit Note and the other Loan Documents.

ARTICLE 3.  TERM LOAN

3.1                               Term Loan Amount.  The Lender hereby agrees on the terms and conditions of this Agreement to lend to the Borrowers the maximum sum of Thirty-One Million Four Hundred Seventy-Nine Thousand One Hundred Sixty-Six Dollars and 64/100 Cents ($31,479,166.64) (the “Term Loan”).

3.2                               Term Note.  The Term Loan shall be evidenced by an amended and restated promissory note of the Borrowers executed by duly authorized officers thereof (the “Term Note”), which Term Note shall be in the form of Exhibit B attached hereto with blanks appropriately completed.  The Term Note shall amend and restate, and be in substitution for, the Second Restated Term Note and shall include the following terms:

(a)                                  Term.  The Term Note shall be dated as of the date of its execution and delivery by the Borrowers and shall be due and payable in full on or before September 30, 2008.

(b)                                  Variable Rate Portions.  The unpaid principal balance of the Term Note, other than the Eurodollar Rate Portions thereof, shall bear interest (computed on the basis of the actual number of days elapsed over a Business Year) at a fluctuating rate per annum equal to the Prime Rate plus the Applicable Margin (as determined in accordance with Section 2.3(d)(iii), below) (the “Variable Term Rate”).  The portion of the indebtedness evidenced by the Term Note that bears interest at the Variable Term Rate is referred to herein as the “Variable Rate Portion.”  Any change in the interest rate due to a change in the Prime Rate shall be effective immediately from and after the date of each such change in the Prime Rate.

(c)                                  Eurodollar Rate Portions.  The Borrowers may elect from time to time to have portions of the principal indebtedness evidenced by the Term Note (each a “Eurodollar Rate Portion”) bear interest at a rate per annum equal to the Adjusted Eurodollar Rate plus the Applicable Margin (the “Adjusted Eurodollar Term Rate”) by providing a request therefor to the Lender not less than three (3) Eurodollar Banking Days prior to the applicable Effective Date for each such Eurodollar Rate Portion, which request shall specify: (i) the total amount of the Eurodollar Rate Portion; (ii) the effective date of the applicable Adjusted Eurodollar Term Rate (the “Effective Date”), which shall be a Eurodollar Banking Day, and (iii) the length of the applicable Interest Period.  The Lender shall not later than 11:00 a.m., Columbus, Ohio time, two Eurodollar Banking Days prior to the Effective Date for such Eurodollar Rate Portion, give notice to the Borrowers of the applicable Adjusted Eurodollar Term Rate (including information as to the calculation thereof) applicable for the period requested by the Borrowers.  The Borrowers shall not later than 11:00 a.m., Columbus, Ohio time, one (1) Eurodollar Banking Day prior to the

Effective Date of each Eurodollar Rate Portion give notice by telephone to the Lender as to whether or not they wish to elect to have such Eurodollar Rate Portion bear interest at the applicable Adjusted Eurodollar Term Rate commencing as of the applicable Effective Date.  In the event the Borrowers elect not to have such Eurodollar Rate Portion bear interest at the applicable Adjusted Eurodollar Term Rate or fail to timely deliver such notice of election, such Eurodollar Rate Portion shall continue to bear interest at the Variable Term Rate until the Borrowers elect otherwise in accordance with provisions of this paragraph.  Upon the expiration of the Interest Period applicable to each Eurodollar Rate Portion, such Eurodollar Rate Portion shall, unless the Borrowers have otherwise elected in accordance with the provisions of this paragraph, bear interest at the Variable Term Rate.  Each Eurodollar Rate Portion shall be in the initial amount of $1,000,000 or any integral multiple of $100,000.  Each election to have a Eurodollar Rate Portion bear interest at the Adjusted Eurodollar Term Rate shall be recorded by the Lender; provided, however, that the failure of the Lender to make such recordation shall not limit or otherwise affect the obligations of the Borrowers under the Term Note.  Each Eurodollar Rate Portion shall bear interest during the Interest Period selected therefor at a rate per annum equal to the Adjusted Eurodollar Rate plus the Applicable Margin.  The Borrowers shall be obligated to pay with respect to each Eurodollar Rate Portion such additional amounts as shall be determined pursuant to Section 2.4 hereof.

(d)                                  Interest Payment Dates.

(i)                                    Variable Rate Portion.  Interest on the Variable Rate Portion shall be payable monthly on each Interest Payment Date, commencing on the first Interest Payment Date following the date of issuance of the Term Note.

(ii)                                Eurodollar Rate Portions.  Interest on each Eurodollar Rate Portion shall be payable (i) with respect to Eurodollar Rate Portions having an Interest Period of 30, 60 or 90 days, on the expiration of such Interest Period, and (ii) with respect to Eurodollar Rate Portions having an Interest Period of 180 or 360 days, on the first day of each March, June, September and December during such Interest Period and upon expiration of such Interest Period.  Interest on all Eurodollar Rate Portions shall be calculated on the basis of the actual number of days elapsed over a Business Year.

(e)                                  Principal Payments.  Principal payments on the Term Note shall be due and payable as follows:  (i) twelve (12) equal consecutive monthly installments in the amount of $463,801.36 each shall be due and payable commencing on November 1, 2003 and continuing on each Interest Payment Date thereafter to and including October 1, 2004; (ii) twelve (12) equal consecutive monthly installments in the amount of $492,407.62 each shall be due and payable commencing on November 1, 2004 and continuing on each Interest Payment Date thereafter to and including October 1, 2005; (iii) twelve (12) equal consecutive monthly installments in the amount of $522,778.24 each shall be due and payable commencing on November 1, 2005 and continuing on each Interest Payment Date thereafter to and including October 1, 2006; (iv) twelve (12) equal consecutive monthly installments in the amount of $555,022.06 each shall be due and payable commencing November 1, 2006 and continuing on each Interest Payment Date thereafter to and including

October 1, 2007; (v) eleven (11) equal consecutive monthly installments in the amount of $589,254.61 each shall be due and payable commencing on November 1, 2007 and continuing on each Interest Payment Date thereafter to and including September 1, 2008; and (vi) one final payment in the amount of the unpaid principal balance of the Term Note and accrued, unpaid interest thereon shall be due and payable on September 30, 2008.

3.3                               Optional Prepayments.  The outstanding principal balance of the Term Note may be prepaid in whole or in part at any time, without premium or penalty, in principal amounts not less than the minimum Eurodollar Rate Portion for any borrowing under Section 3.2(c) (provided that prepayments of the Variable Term Rate Portion may be made in the amount of $100,000 or more), or any larger amount permitted thereunder, by tender of payment and delivery of written, telegraphic or oral notice of payment to the Lender not later than 1:30 p.m., Columbus, Ohio time, on the Business Day on which such prepayment is to be made.  Payments received after 1:30 p.m. shall be deemed tendered on the following Business Day.  Any prepayments shall be applied against scheduled principal payments in the inverse order of their due date.  Interest accrued to the date of payment shall be due and payable on the next following Interest Payment Date unless the Term Note is paid in full, in which event, accrued interest shall become due and payable on the payment date.

3.4                               Additional Provisions and Limitations Relating to Eurodollar Rate Portions.  The additional provisions and limitations set forth below shall apply to Eurodollar Rate Portions:

(a)                                  If the Lender shall, in good faith, determine that it is unable to reasonably ascertain the Adjusted Eurodollar Term Rate for a particular Eurodollar Rate Portion or to acquire Eurodollar deposits on reasonable terms in an amount sufficient to meet a request for a portion of the total indebtedness evidenced by the Term Note to bear interest at the Adjusted Eurodollar Term Rate, the Lender shall promptly notify the Borrowers.  In such event, such Eurodollar Rate Portion shall bear interest at the Variable Term Rate.

(b)                                 The provisions of Sections 2.6(a) and 2.6(c) through (f), inclusive, shall be applicable to each Eurodollar Rate Portion to the same extent as if such provisions were restated in full in this Section 3.4(b) with the terms “Eurodollar Rate Loan(s)” and “Variable Rate Loan” replaced each time they appear therein with the terms “Eurodollar Rate Portion(s)” and “Variable Rate Portion”, respectively.

3.5                               Mandatory Prepayments.  If St. Paul pays CMI any amount in excess of $250,000 pursuant to its indemnification obligations under Article 7 of the Octagon Stock Purchase Agreement and such payment relates to an indemnification claim based upon St. Paul’s failure to deliver good title to the Octagon Shares, free and clear of all claims and encumbrances, or Octagon’s failure to own and have good title to any asset, free and clear of all claims and encumbrances, then CMI shall pay such amount to the Lender as a prepayment of the Term Loan within one (1) Business Day after CMI’s receipt of the same.  Any such payments received after 1:30 p.m. shall be deemed tendered on the following Business Day.  Any prepayments shall be applied against scheduled principal payments in the inverse order of their due date.  Interest accrued to the date of payment shall be due and payable on the next following Interest Payment Date unless the Term Note is paid in full, in which event accrued interest shall become due and payable on the payment date.

ARTICLE 4.  OCTAGON INTERIM TERM LOAN

4.1                               Octagon Interim Term Loan Amount.  In addition to the Term Loan, the Lender hereby agrees on the terms and conditions of this Agreement to lend to the Borrowers the maximum sum of Twelve Million Dollars ($12,000,000) (the “Octagon Interim Term Loan”).

4.2                               Octagon Interim Term Note.  The Octagon Interim Term Loan shall be evidenced by a promissory note of the Borrowers executed by duly authorized officers thereof (the “Octagon Interim Term Note”), which Octagon Interim Term Note shall be in the form of Exhibit C attached hereto with blanks appropriately completed.  The Octagon Interim Term Note shall include the following terms:

(a)                                  Term.  The Octagon Interim Term Note shall be dated as of the date of its execution and delivery by the Borrowers and shall be due and payable in full on or before the Octagon Interim Term Loan Maturity Date.

(b)                                  Interest Rate.  The unpaid principal balance of the Octagon Interim Term Note shall bear interest (computed on the basis of the actual number of days elapsed over a Business Year) at a fluctuating rate per annum equal to the Prime Rate less one-half of one percent (0.50%).  Any change in the interest rate due to a change in the Prime Rate shall be effective immediately from and after the date of each such change in the Prime Rate.

(c)                                  Interest Payment Dates.  Interest on the outstanding principal balance of the Octagon Interim Term Note shall be payable monthly on each Interest Payment Date, commencing on the first Interest Payment Date following the date of issuance of the Octagon Interim Term Note.

(d)                                  Principal Payments.  Principal payments on the Octagon Interim Term Note shall be due and payable in one lump sum payment in the amount of the unpaid principal balance of the Octagon Interim Term Note and accrued, unpaid interest thereon on or before October 17, 2003 (the “Octagon Interim Term Loan Maturity Date”).

4.3                               Optional Prepayments.  The outstanding principal balance of the Octagon Interim Term Note may be prepaid in whole or in part at any time, without premium or penalty, in principal amounts not less than $100,000, or any larger amount permitted thereunder, by tender of payment and delivery of written telegraphic or oral notice of payment to the Lender not later than 1:30 p.m., Columbus, Ohio time, on the Business Day on which such prepayment is to be made.  Payments received after 1:30 p.m. shall be deemed tendered on the following Business Day.  Any prepayments shall be applied against scheduled principal payments in the inverse order of their due date.  Interest accrued to the date of payment shall be due and payable on the next following Interest Payment Date unless the Octagon Interim Term Note is paid in full, in which event, accrued interest shall become due and payable on the payment date.

ARTICLE 5.  FEES, PAYMENTS, SETOFFS, SECURITY, DEFAULT RATE

5.1                               Fees.  On the date hereof, the Borrowers shall pay to the Lender an additional Facility Fee (the “Facility Fee”) in the amount of $80,000.  The Borrowers shall also pay to the Lender an unused commitment fee (the “Commitment Fee”) based on the daily average amount of the Revolving Credit Commitment not drawn down in Revolving Credit Loans (the “Unused Commitment”) for the period beginning with the date hereof and ending December 31, 2005 or on the sooner cancellation in full of the Revolving Credit Commitment.  The Commitment Fee shall be payable quarterly in arrears (i) within ten (10) days after the last day of March, June, September and December of each year commencing with the quarter ending on December 31, 2003, and (ii) within ten (10) days after the date on which the Revolving Credit Commitment is fully terminated.  The amount of the Commitment Fee shall be equal to one-half of one percent (0.50%) per annum of the Unused Commitment (computed on the basis of the actual number of days elapsed over a Business Year).

5.2                               Payments.  All payments and prepayments by the Borrowers to be made in respect of the Commitment Fee or of principal or interest on the Revolving Credit Note, the Term Note and the Octagon Interim Term Note (collectively, the “Notes”) shall become due at 1:30 p.m., Columbus, Ohio time on the day when due, and shall be made to the Lender in federal funds or other immediately available lawful money of the United States of America.  Whenever any payment to be made hereunder shall be due other than on a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees hereunder.

5.3                               Setoffs.  Upon the occurrence and continuance of any Event of Default, the Lender shall have the right to set off against all obligations of each Borrower to the Lender under this Agreement and the Notes, whether matured or unmatured, all amounts owing to such Borrower by the Lender, whether or not then due and payable, and all funds or property of such Borrower on deposit with or otherwise held or in the custody of the Lender for the beneficial account of such Borrower.  Such funds shall be charged against accrued interest on and/or principal of the Notes as the Lender may determine in its discretion.

5.4                               Security.

(a)                                  Borrower Security Agreements and Copyright Security Agreements.  As security for the payment of the Notes and for the performance of, and compliance with all of the terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Notes and the other Loan Documents, the Borrowers, by separate Amended and Restated Borrower Security Agreements each in the form attached hereto as Exhibit D and incorporated herein by this reference (individually, a “Borrower Security Agreement” and collectively, the “Borrower Security Agreements”), by separate Amended and Restated Copyright Security Agreements each in the form attached hereto as Exhibit E and incorporated herein by this reference (individually, a “Copyright Security Agreement” and collectively, the “Copyright Security Agreements”) and by other instruments contemplated thereby, shall, as provided in the Borrower Security Agreements and the Copyright Security

Agreements, assign and grant to the Lender a first perfected security interest in all the collateral described in the Borrower Security Agreements and the Copyright Security Agreements.  Notwithstanding the foregoing, the Borrower Security Agreement and Copyright Security Agreement executed by Octagon shall be modified as appropriate to reflect that such agreements do not amend or restate any prior agreements.

(b)                                  Stock Pledge Agreements.  As security for the payment of the Notes and for the performance of, and compliance with all of the terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Notes and the other Loan Documents, the relevant Borrowers, by separate Stock Pledge Agreements each in the form attached hereto as Exhibit F and incorporated herein by this reference (individually, a “Stock Pledge Agreement” and collectively, the “Stock Pledge Agreements”) and by other instruments contemplated thereby, shall, as provided in the Stock Pledge Agreements, grant to the Lender a security interest in all of the shares of capital stock of each of the Company’s Subsidiaries owned by the respective Borrower (including, without limitation, CMI, CHSI, MNRMI, CMIMC, CVI, CDSC, Barron Risk and Octagon) and pledge and assign to the Lender all of the stock certificates evidencing such shares.  Notwithstanding the foregoing, the Stock Pledge Agreement relating to the Octagon Shares shall be modified as appropriate to reflect that it does not amend or restate any prior agreement.

(c)                                  Collateral Assignment of Leasehold Interest.  As security for the payment of the Notes and for the performance of, and compliance with all of the terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Notes and the other Loan Documents, CMI, by an Amended and Restated Collateral Assignment of Leasehold Interest in the form attached hereto as Exhibit G and incorporated herein by this reference (the “Assignment of Leasehold Interest”) and by other instruments contemplated thereby, shall, as provided in the Assignment of Leasehold Interest assign and grant to the Lender all of CMI’s right, title and interest in, to and under the Dublin Lease.

(d)                                  Assignments of Life Insurance Policies.  As security for the payment of the Notes and for the performance of, and compliance with all of the terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Notes and the other Loan Documents, the Company, by separate Assignments of life Insurance Policies in the form attached hereto as Exhibit H and incorporated herein by this reference (individually, an “Assignment of Life Insurance Policies” and collectively, the “Assignments of Life Insurance Policies”) and by other instruments contemplated thereby, shall, as provided in the Assignments of Life Insurance Policies, assign, transfer and set over to the Lender the Bossart Life Insurance Policies and the Wagner Life Insurance Policy.

(e)                                  Unconditional Guaranty Agreement.  Payment of the Notes and payment and performance of the Borrowers’ obligations under this Agreement, the Notes and the other Loan Documents shall be absolutely and unconditionally guaranteed by the Guarantor pursuant to the provisions of the Amended and Restated Unconditional Guaranty Agreement dated as of the date hereof executed by the Guarantor (the “Guaranty”), which Guaranty is incorporated herein by this reference.

(f)                                  Guarantor Security Agreement.  As security for the payment of the Notes and for the performance of, and compliance with all of the terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Notes and the other Loan Documents, the Guarantor, by the Amended and Restated Guarantor Security Agreement dated as of the date hereof between the guarantor and the Lender (the “Guarantor Security Agreement”), which Guarantor Security Agreement is incorporated herein by this reference, and by other instruments contemplated thereby, shall, as provided in the Guarantor Security Agreement, assign and grant to the Lender a first perfected security interest in all the collateral described in the Guarantor Security Agreement.

(g)                               Guarantor Stock Pledge Agreement.  As security for its obligations under the Guaranty, the Guarantor, by the Amended and Restated Stock Pledge Agreement dated as of the date hereof between the Guarantor and the Lender (the “Guarantor Stock Pledge Agreement”), which is incorporated herein by this reference, and by other instruments contemplated thereby, shall, as provided in the Guarantor Stock Pledge Agreement, grant to the Lender a security interest in all of the shares of capital stock of the Company owned by the Guarantor and pledge and assign to the Lender all of the stock certificates evidencing such shares.

(h)                                 Octagon Investment Property Security Agreement.  As security for the payment of the Notes and for the performance of, and compliance with all of the terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Notes and the other Loan Documents, Octagon, by a certain Investment Property Security Agreement of even date herewith between Octagon and the Lender (the “Octagon Investment Property Security Agreement”) and a certain Control Agreement of even date herewith between Banc One Securities Corporation, as securities intermediary, Octagon and the Lender (the “Octagon Control Agreement”) and by other instruments contemplated thereby, shall, as provided in the Octagon Investment Property Security Agreement, assign and grant to the Lender a first perfected security interest in all the collateral described in the Octagon Investment Property Security Agreement.

5.5                               Default Rate.  Overdue principal and, to the extent permitted by law, overdue interest in respect of any Loan shall bear interest at a rate equal to the sum of the rate otherwise applicable to such Loan pursuant to Section 2.3, Section 3.2 or Section 4.2 hereof plus 3% per annum (the “Default Rate”).  The application of this paragraph shall not constitute a waiver of any Event of Default or an agreement by the Lender to permit any later payments whatsoever.

ARTICLE 6.  CONDITIONS OF BORROWING

The obligation of the Lender to make the Loans to the Borrowers provided for hereunder shall be subject to the following conditions:

6.1                               Conditions Precedent to the Term Loan, Octagon Interim Term Note and the Initial Revolving Credit Loan.

(a)                                  Prior to the disbursement of the Term Loan, Octagon Interim Term Note and the initial Revolving Credit Loan hereunder, the Borrowers and the Guarantor shall furnish to the Lender the following, each dated the date required under Section 2.3(a), 3.2(a) or 4.2(a), as applicable, or such earlier or later date as may be acceptable to the Lender, and in form and substance satisfactory to the Lender and counsel for the Lender:

(i)                                     The duly executed Revolving Credit Note in the form of the attached Exhibit A;

(ii)                                  The duly executed Term Note in the form of the attached Exhibit B;

(iii)                               The duly executed Octagon Interim Term Note in the form of attached Exhibit C;

(iv)                              The duly executed Borrower Security Agreements each in the form of the attached Exhibit D, the duly executed Copyright Security Agreements each in the form of attached Exhibit E, and the duly executed Octagon Investment Property Security Agreement and Octagon Control Agreement;

(v)                                 The duly executed Stock Pledge Agreements each in the form of the attached Exhibit F, together with the original stock certificates pledged thereby and stock powers with respect thereto executed in blank;

(vi)                              The duly executed Assignment of Leasehold Interest in the form of the attached Exhibit G, together with a duly executed estoppel certificate from the landlord under the Dublin Lease in form and substance acceptable to the Lender and its counsel (the “Landlord Estoppel Certificate”) (provided, however, that the Borrowers shall be permitted to delay delivery of the Landlord Estoppel Certificate for a period of up to thirty (30) days after the date hereof);

(vii)                           The duly executed Assignments of Life Insurance Policies each in the form of the attached Exhibit H, together with original copies of the Bossart Life Insurance Policies and the Wagner Life Insurance Policy or certificates evidencing the same, each in form and substance satisfactory to the Lender;

(viii)                        A standard ISDA Master Agreement between or among certain Borrowers and the Lender pursuant to which the Borrowers shall enter into an interest rate swap upon terms and conditions acceptable to the Lender (the “ISDA Master Agreement”) (provided, however, that the parties may elect to delay the execution of such agreement for a period of up to fifteen (15) days after the date hereof);

(ix)                                The duly executed Guaranty, Guarantor Security Agreement and Guarantor Stock Pledge Agreement;

(x)                                   Evidence that the Octagon Acquisition has been consummated in accordance with the provisions of the Octagon Stock Purchase Agreement, subject to payment of the initial purchase price for the Octagon Shares upon disbursement of the Term Loan, the Octagon Interim Term Loan and the initial Revolving Credit Loan hereunder (if any);

(xi)                                Copies of the following documents certified by the president or a vice president of the Company as being true, correct and complete:

(A)                              The Octagon Stock Purchase Agreement (including all schedules and exhibits thereto and all related agreements); and

(B)                                Such other agreements, documents and instruments executed and delivered pursuant to or in connection with the Octagon Acquisition, the Octagon Stock Purchase Agreement or the transactions contemplated thereby as the Lender may request;

(xii)                             Certified copies of the resolutions of the board of directors of each Borrower authorizing the execution, delivery and performance of its respective obligations under this Agreement, the other Loan Documents and certified copies of the resolutions of the board of directors of CMI authorizing the execution, delivery and performance of its obligations under the Octagon Stock Purchase Agreement;

(xiii)                          Certificates of the Secretary or an Assistant Secretary of each Borrower, which shall certify the names of the officers of each such corporation authorized to sign this Agreement and the Notes, the other Loan Documents or any other documents or certificates to be delivered pursuant to this Agreement by such Borrower, as applicable, or any of its respective officers, together with the true signatures of such officers.  The Lender may conclusively rely upon each such certificate until it shall receive a further certificate of the Secretary or an Assistant Secretary of the applicable corporation canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate;

(xiv)                         Evidence that the Borrowers have in effect insurance and endorsements of the character and amount described in Section 8.7 hereof;

(xv)                            One or more opinions of counsel to the Borrowers addressed to the Lender opining as to the matters set forth in Exhibit J hereto and as to such other matters as the Lender may request and containing only such qualifications as are acceptable to the Lender and its counsel;

(xvi)                         Evidence that no material adverse change shall have occurred with respect to the credit or financial condition of the Borrowers taken as a whole; and

(xvii)                      Such other opinions, certificates, affidavits, documents and filings as the Lender may deem reasonably necessary or appropriate.

(b)                                 The Lender’s obligation hereunder to make the Term Loan, the Octagon Interim Term Loan and the initial Revolving Credit Loan shall be subject to the fulfillment, to the Lender’s satisfaction prior to the disbursement of such Loans, of the following additional conditions:

(i)                                     The Octagon Acquisition shall have been consummated in accordance with the provisions of the Octagon Stock Purchase Agreement, subject to payment of the initial purchase price for the Octagon Shares upon disbursement of the Term Loan, the Octagon Interim Term Loan and the initial Revolving Credit Loan hereunder (if any); and

(ii)                                  Octagon shall have opened and maintained the Account (as defined in the Octagon Investment Property Security Agreement) with Banc One Securities Corporation and deposited therein cash and securities in an amount not less than $12,000,000.

6.2                               Conditions Precedent to Each of the Loans.  At the time of each Revolving Credit Loan after the initial Revolving Credit Loan hereunder and at the time of making the Term Loan and the Octagon Interim Term Loan hereunder, each of the Borrowers and the Guarantor shall be in compliance with all of the provisions and covenants contained in this Agreement and the other Loan Documents with which it is to comply; there shall exist no Event of Default; no event shall exist or shall have occurred which with the lapse of time or notice or both would constitute an Event of Default; and all of the representations and warranties of the Borrowers and the Guarantor under the Loan Documents shall be true and correct in all material respects (except for those representations and warranties that are expressly made as of an earlier date in which case such representations and warranties shall have been true and correct, in all material respects, as of such earlier date).

ARTICLE 7.  REPRESENTATIONS AND WARRANTIES

The Borrowers and the Guarantor, jointly and severally, hereby represent and warrant to the Lender, which representations and warranties shall survive the execution and delivery of this Agreement and the Notes, as follows.

7.1                               Organization and Authority.  Each of the Borrowers and the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite power and authority to execute, deliver and perform this Agreement and all of the documents executed in connection with the Loans and to own and operate its properties and to carry on its business as now conducted.  CMI has all requisite power and authority to execute, deliver and perform the Octagon Stock Purchase Agreement.  The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents have been duly authorized by the Borrowers and the Guarantor by all necessary corporate actions; the execution, delivery and performance of the Octagon Stock Purchase Agreement have been duly authorized by CMI by all necessary corporate actions; there is no prohibition, either in law, in its certificate of incorporation, articles of incorporation, bylaws, regulations or other organizational documents, or in any order, writ, injunction or decree of any court or arbitrator presently in effect having applicability to any Borrower or SCC that in any way prohibits or would be violated by the execution and performance of this Agreement, the Notes, the other Loan Documents or the Octagon Stock Purchase Agreement in any respect; and this Agreement, the Notes, the other Loan

Documents and the Octagon Stock Purchase Agreement are and will be valid, binding and enforceable obligations of the Borrowers and the Guarantor, as applicable, except as enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and except to the extent enforcement thereof may be limited by the application of general principles of equity.  SCC owns beneficially and of record all of the issued and outstanding shares of capital stock of the Guarantor.  The Guarantor owns beneficially and of record at least eighty percent (80%) of the issued and outstanding shares of capital stock of the Company.  The Company owns beneficially and of record all of the issued and outstanding shares of capital stock of CMI.  CMI owns beneficially and of record all of the issued and outstanding shares of capital stock of CHSI, MNRMI, CMIMC, CVI and Barron Risk.  CVI owns beneficially and of record all of the issued and outstanding shares of capital stock of CDSC.  As of the date hereof, as a result of the completion of the Octagon Acquisition, CMI owns or will own beneficially and of record all of the issued and outstanding shares of capital stock of Octagon.  Schedule 7.1 attached hereto contains a complete and correct list of all of the Company’s Subsidiaries and of the Company’s and its Subsidiaries’ directors and officers, in each case after giving effect to the consummation of the 2003 Merger and the Octagon Acquisition.  Upon completion of the 2003 Merger, SCC will own beneficially and of record at least eighty percent (80%) of the issued and outstanding shares of capital stock of the Company.

7.2                               Qualification.  Each of the Borrowers is duly qualified or licensed and in good standing as a foreign corporation duly authorized to do business in each jurisdiction in which the character of the properties owned or leased or the nature of the activities conducted makes such qualification or licensing necessary and in which the failure to be so qualified would have a Material Adverse Effect.

7.3                               Investments; Guarantees; Liabilities.  Except as permitted in Sections 9.1, 9.3, 9.7 and 9.10 hereof, the Borrowers and the Guarantor have made no material investments (other than investment in themselves) in, material advances to or guarantees of the obligations of any Person other than guarantees for the benefit of the Lender.  As of the date hereof, except for Indebtedness hereunder and the Tax Allocation Agreement and Indebtedness disclosed in Schedule 9.10 attached hereto, the Borrowers and the Guarantor do not have any material Liabilities, direct or contingent, except for (i) Liabilities reflected in the Balance Sheet and/or the Octagon Balance Sheet, (ii) Liabilities incurred in the ordinary course of business since June 30, 2003, (iii) Liabilities incurred pursuant to the Octagon Stock Purchase Agreement or in connection therewith, and (iv) Liabilities which under GAAP are not required to be reflected or reserved against in the Borrowers’ financial statements (including the notes thereto), but none of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

7.4                               Tax Returns and Payments.  Each of the Borrowers and the Guarantor has filed all tax returns required by law to be filed and has paid all taxes, assessments and other governmental charges of any material nature, either in amount or effect, levied upon any of its properties, assets, income or franchises, other than those not yet delinquent or those being contested in accordance with Section 8.8 hereof.  The charges, accruals and reserves on the books of the Borrowers and the Guarantor in respect to income taxes for all respective fiscal periods are adequate in the opinion of the Borrowers and the Guarantor, and the Borrowers and the Guarantor know of no unpaid assessment for additional income taxes for any fiscal period or of any reasonable basis therefor.

7.5                               Title to Properties; Liens.  Each of the Borrowers and the Guarantor has good and marketable title to all of its property and assets, in each case including, but not limited to, the property and assets reflected as being owned by it on the Balance Sheet and/or the Octagon Balance Sheet except such as have been disposed of in the ordinary course of business since June 30, 2003 and all such property and assets are free and clear of mortgages, pledges, liens, charges or other encumbrances except such as are not prohibited by Section 9.2 hereof.  Each of the Borrowers and the Guarantor enjoys peaceful and undisturbed possession under the Leases and all other leases under which it is lessee which are material to the conduct of its business and all of the Leases and such other leases are valid, subsisting and in full force and effect in accordance with their terms.  None of the Leases and such other leases contains any provision restricting incurrence of Indebtedness by any Borrower or the Guarantor or any provision which has a Material Adverse Effect or in the future could reasonably be expected to have a Material Adverse Effect.

7.6                               Litigation.  There is no court action, other proceeding or investigation pending or threatened which questions the validity of this Agreement, the Notes, any of the other Loan Documents or any action taken or to be taken pursuant thereto or, except as set forth in Schedule 7.6 attached hereto which could reasonably be expected to result, either separately or in the aggregate, in any materially adverse change in the business, operations, affairs or condition of the Borrowers, taken as a whole.

7.7                               Compliance with Law and Other Instruments.  None of the Borrowers or the Guarantor is in violation of, and the execution, delivery and performance of this Agreement, the Notes, the Other Loan Documents and the Octagon Stock Purchase Agreement does not and will not result in a violation of nor a conflict with or default under, any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to any Borrower or the Guarantor or by which any of them is bound, which now or in the future could reasonably be expected to have a Material Adverse Effect.

7.8                               Financial Statements.

(a)                                  The Company has furnished to the Lender financial statements of the Company including (i) audited consolidated balance sheets, audited consolidated statements of income, audited consolidated statements of changes in stockholders’ equity and audited consolidated statements of cash flows as at and for the Fiscal Year ended December 31, 2002, and (ii) unaudited interim financial statements for the period ending June 30, 2003, including, without limitation, an unaudited consolidated interim balance sheet of the Company as of June 30, 2003 (the “Balance Sheet”).  Such financial statements are complete and correct in all material respects and fairly present the consolidated financial condition of the Company as at such dates and the results of operations of the Company as at such dates and for the period ended on such dates.  Since the date of such statements, no materially adverse change has occurred in the business, operations, affairs or condition (financial or otherwise) of the Borrowers, taken as a whole.

(b)                                 The Company has furnished, or caused to be furnished, to the Lender financial statements of Octagon including (i) unaudited balance sheets, unaudited statements of income, unaudited statements of changes in stockholders’ equity and unaudited statements of cash flows as at and for the fiscal years ended December 31, 2001 and 2002, and (ii) unaudited interim financial statements for the period ending June 30, 2003, including, without limitation, an unaudited interim balance sheet of Octagon as of June 30, 2003 (the “Octagon Balance Sheet”).  Such financial statements are complete and correct in all material respects and fairly present the financial condition of Octagon as at such dates and the results of operations of Octagon at such dates and for the period ended on such dates.  Since the date of such statements, no materially adverse change has occurred in the business, operations, affairs or condition (financial or otherwise) of Octagon.

7.9                               Patents, Trademarks and Copyrights.  Schedule 7.9 hereto lists, as of the date of this Agreement, all patents, patent applications, trademark and service mark registrations and applications therefor and copyright registrations and applications therefor owned or licensed by any Borrower, and all license agreements for the same entered into by any Borrower.  Each of the Borrowers possesses and has made all filings with the United States Patent and Trademark Office and appropriate state agencies to evidence in such Borrower full and complete title to all the patents, trademarks, service marks, trade names, copyrights and licenses and rights in respect of the foregoing which are essential to the conduct of its business, without any known conflict with the rights of others.

7.10                        No Margin Activity.  Neither any Borrower nor the Guarantor is engaged in the business of extending or obtaining credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as is now and may from time to time hereafter be in effect) and no part of the proceeds of any Loan shall be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or to reduce or retire any indebtedness incurred for any such purpose.  No part of the proceeds of the Loans hereunder will be used for any purpose which violates, or which is inconsistent with, the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

7.11                        ERISA.  Each Plan maintained by a Borrower or the Guarantor and by each ERISA Affiliate complies with all material applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements.  Neither any Borrower, the Guarantor nor any ERISA Affiliate has engaged in any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) (i) which has not been corrected within the correction period applicable to it under Section 502(i) of ERISA or Section 4963(e) of the Code or (ii) for which an exemption has not been obtained under Section 408 of ERISA or Section 4975 of the Code.  As of the date hereof, neither any Borrower, the Guarantor nor any ERISA Affiliate is a participant in (i) any Multiemployer Plan, (ii) any other Plan which is subject to Title IV of ERISA, or (iii) any money purchase pension plan.

7.12                        Adverse Contracts; Defaults.  Neither any Borrower nor the Guarantor is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect.  Neither any Borrower nor the Guarantor is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party which default could reasonably be expected to have a Material Adverse Effect.

7.13                        Environmental Laws.  No release, emission, or discharge into the environment of hazardous substances, as defined under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or hazardous waste as defined under the Solid Waste Disposal Act, as amended, or air pollutants as defined under the Clean Air Act, or toxic pollutants as defined under the Clear Air Act, or the Toxic Substances Control Act, has occurred or is presently occurring in excess of federally permitted releases or reportable quantities, or other concentrations, standards or limitations under, and which would constitute a material violation of, the foregoing laws or under any other federal, state or local laws or regulations, in connection with any aspect of the business of the Borrowers or the Guarantor.  Neither any Borrower nor the Guarantor has any knowledge of any past or existing violations, in any material respect, by any of them of any environmental laws, ordinances or regulations issued by any federal, state or local governmental authority.

7.14                        Disclosure.  None of the information (financial or otherwise) furnished by or on behalf of the Borrowers or the Guarantor to the Lender in connection with the negotiation of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made.  All financial projections (if any) delivered to the Lender in connection herewith have been prepared on the basis of the assumptions stated therein.  Such projections represent the Borrowers’ and the Guarantor’s good faith estimate of the Borrowers’ future financial performance and, while there can be no assurance that the performance set forth in such projections will approximate actual performance, such projections are believed by the Borrowers and the Guarantor to be fair in light of current business conditions.

7.15                        Insurance.  All of the properties and operations of the Borrowers of a character usually insured by Persons of established reputation engaged in the same or similar businesses similarly situated are adequately insured, by financially sound and reputable insurance companies, against loss or damage of the kinds and in amounts customarily insured against by such Persons and each of the Borrowers carries, with such insurers in customary amounts, such other insurance, including public and product liability, as is usually carried by Persons of established reputation engaged in the same or similar businesses similarly situated.  The insurance required by the provisions of Section 8.7 hereof and by the other Loan Documents is in force and all premiums due and payable in respect thereof have been paid.  The Company is the owner of the Bossart Life Insurance Policies and the Wagner Life Insurance Policy referred to in the Assignments of Life Insurance Policies and the Company has given written notice to the insurers under such policies that the beneficiary thereof cannot be changed without the prior written consent of the Lender.

7.16                        Events of Default.  There does not exist any Event of Default or Default hereunder.

7.17                        Guarantor Single Purpose.  The Guarantor has, and will continue to have through the completion of the 2003 Merger, no material assets or material operations other than (i) assets consisting of, or incidental to shares of capital stock of the Company, (ii) operations consisting of the consummation and performance of the transactions contemplated in the Loan Documents or its direct ownership interest in the Company and indirect ownership in the other Borrowers and (iii) rights under the Management Consulting Agreement.

7.18                        Solvency, Etc.  Each of the Borrowers, the Guarantor and their respective Subsidiaries is solvent on a going concern basis as of the date of this Agreement and shall not become insolvent as a result of the consummation of the transactions contemplated by the Octagon Stock Purchase Agreement, this Agreement or the other Transaction Documents.  Each of the Borrowers, the Guarantor and their respective Subsidiaries is, and after giving effect to the transactions contemplated by the Octagon Stock Purchase Agreement, this Agreement and the other Transaction Documents shall be, able to pay their debts as they become due, and the property of each Borrower, the Guarantor and their respective Subsidiaries now has, and after giving effect to the transactions contemplated by the Octagon Stock Purchase Agreement, this Agreement and the other Transaction Documents shall have, a fair salable value (on a going concern basis) greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities).  Each of the Borrowers, the Guarantor and their respective Subsidiaries has adequate capital to carry on its business, and after giving effect to the transactions contemplated by the Octagon Stock Purchase Agreement, this Agreement and the other Transaction Documents, each of the Borrowers, the Guarantor and their Subsidiaries shall have adequate capital to conduct their business.  No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Borrowers, the Guarantor or any of their respective Subsidiaries.

7.19                        [Reserved].

7.20                        Octagon Stock Purchase Agreement.  Each of the representations and warranties of CMI in the Octagon Stock Purchase Agreement are true and correct in all material respects, in each case regardless of any limitation on survival set forth therein.

7.21                        Certain Assurances.  CHSI is certified by the State of Ohio Bureau of Workers’ Compensation (the “OBWC”) and similar agencies in other states where the Borrowers conduct business, and such certifications are in full force and effect.  The OBWC Contracts are in full force and effect and neither the Company nor any of the other Borrowers have received any indications, whether written or oral, of alleged breaches of, or OBWC’s intent to terminate, or not to renew, either such contract.  CHSI has not been notified that it is “at capacity” under either OBWC Contract by the OBWC, nor has CHSI received indications that the OBWC is intending, in any way, to limit, in any material manner, CHSI’s ability to accept new enrollments under either OBWC Contract.  The Borrowers are not aware of any changes or potential changes to the system of workers’ compensation or unemployment insurance or the Ohio Health Partnership Plan or the Qualified Health Plan (each as defined in the HPI Merger Agreement) that would have a Material Adverse Effect.  The foregoing representations and warranties under this Section 7.21 are given as of the date hereof.  The consummation of the transactions contemplated by the HPI Merger Agreement did not constitute a “change in the MCO organizational structure or business operations”, as set forth in the OBWC Contracts.

ARTICLE 8.  AFFIRMATIVE COVENANTS

Until payment in full of the Notes and performance of all other obligations of the Borrowers and the Guarantor hereunder:

8.1                               Bank Deposits.  Each of the Borrowers and the Guarantor covenants that the Lender shall be the principal bank of account and primary depository for each of the Borrowers and the Guarantor.

8.2                               Financial Statements and Reports of the Company.

(a)                                  Not later than thirty (30) days following the end of each calendar month after the date hereof, the Company shall furnish to the Lender the following items in form and substance satisfactory to the Lender:

(i)                                     An unaudited consolidated and unaudited consolidating income statement (including unaudited consolidating income statements for CMI and CHSI) for the month and Fiscal Year to date and (subject to normal year-end adjustments) copies of the statements for the same periods of the previous year;

(ii)                                  An unaudited consolidated and unaudited consolidating balance sheet as of the end of such month and a copy of such statement as of the end of such month in the previous year; and

(iii)                               A certificate from the chief financial officer or treasurer of the Company (A) stating, on behalf of the Company, that:  (I) the financial statements are complete and correct in all material respects and fairly represent the financial position of the Company as of their respective dates and the consolidated results of the Company’s operations for the periods then ended (subject to normal year-end adjustments); (II) each Borrower has complied with and is then in compliance, in all material respects, with all terms and covenants of this Agreement (or, if there is any non-compliance, giving the details thereof); and (III) there exists no Default or Event of Default (or, if a Default or Event of Default exists, giving the details thereof); and (B) setting forth in a detailed computation in a form reasonably satisfactory to the Lender the financial status of the Company (as the end of, or, in the case of incurrence tests, during such accounting period) in respect of the restrictions contained in Section 9.11 and Sections 9.13 through 9.16, inclusive; provided, however, that the financial covenants set forth in Sections 9.11, 9.14, 9.15 and 9.16 hereof only need to be calculated in such certificate quarterly and the financial covenant in Section 9.13 hereof only needs to be calculated in such certificate annually.

(b)                                 Each of the Borrowers shall promptly upon their becoming available, furnish to the Lender one copy of (i) each financial statement, report, notice or proxy statement sent by any Borrower to its stockholders (in their capacity as stockholders) generally, and (ii) each report, each registration statement and each prospectus and all amendments thereto filed by any Borrower with the Securities and Exchange Commission and of all press releases and other statements made available generally by any Borrower to the public concerning developments that are material.

(c)                                  Not later than one hundred twenty (120) days following the end of each Fiscal Year after the date hereof, the Company shall furnish to the Lender a detailed schedule, in form and substance satisfactory to the Lender, calculating the Tax Agreement Payments for such Fiscal Year.  Such schedule shall be prepared by the independent accounting firm auditing the Company’s consolidated financial statements; provided, however, that the Lender shall have the right to engage another national accounting firm to review such schedule and to determine the final Tax Agreement Payments for each Fiscal Year.  In such event, the reasonable fees and expenses of such other accounting firm shall be paid by the Borrowers.  Upon the Lender’s request from time to time, the Borrowers shall promptly provide the Lender and its accounting firm with such further information and documents as the Lender or such accounting firm shall reasonably request for purposes of reviewing the schedule(s) prepared by the Company’s accounting firm and determining the Tax Agreement Payments for any Fiscal Year.

(d)                                 In addition, within thirty (30) days following the end of each calendar month and forty-five (45) days following the end of each quarter of each Fiscal Year, the Company shall furnish to the Lender a certificate from the chief financial officer or treasurer of the Company setting forth, on behalf of the Company, a detailed computation, in a form satisfactory to the Lender, of the Company’s EBITA for the previous month or quarter, as applicable.

8.3                               Financial Statements of the Guarantor.  Prior to the completion of the 2003 Merger, the Guarantor shall promptly furnish to the Lender such financial statements of the Guarantor as the Lender may reasonably request from time to time including, without limitation, all financial statements that the Guarantor would have had to deliver under Sections 6.3 and 6.5 of the Original Loan Agreement if it had not been amended and restated by this Agreement.

8.4                               Unaudited Financial Statements of the Company.

(a)                                  Not later than ninety (90) days following the end of each Fiscal Year of the Company, beginning with the Fiscal Year ended December 31, 2003, the Company shall furnish to the Lender, in form and substance satisfactory to the Lender, complete unaudited consolidating and unaudited consolidated financial statements for the Company (including unaudited consolidating statements of income for CMI and CHSI) for such Fiscal Year; provided, however, that if an Event of Default occurs in any Fiscal Year that the Lender considers to be material, then upon the written request of the Lender received within ten (10) days after the end of such Fiscal Year, such consolidated (but not consolidating) financial statements shall be audited and certified by Ernst & Young LLP or another independent certified public accountant acceptable to the Lender, with an unqualified opinion, accompanied by a certificate from such accountant, certifying that in examining the Company’s books and records for such period, such accountant has obtained no knowledge of breaches of Section 9.11 or Sections 9.13 through 9.17, inclusive.

(b)                                 Each of the financial statements delivered under this Section 8.4 shall be accompanied by a certificate of the chief financial officer or treasurer of the Company stating, on behalf of the Borrowers, that except as disclosed in the certificate such officer has no knowledge of a Default or an Event of Default hereunder and setting forth in a detailed computation in form satisfactory to the Lender the financial status of the Company (at the end of, or, in the case of incurrence tests, during such accounting period) in respect of the restrictions contained in Section 9.11 and Sections 9.13 through 9.17, inclusive.

8.5                               [Reserved]

8.6                               Inspection.  Upon request of the Lender and upon reasonable prior notice (provided, however, that no such notice shall be required if an Event of Default shall have occurred and be continuing), each of the Borrowers and the Guarantor shall make available for inspection by representatives of the Lender any of its books and records and shall furnish to the Lender information regarding its business affairs and financial condition within a reasonable time after receipt of written request therefor.

8.7                               Insurance.

(a)                                  Each of the Borrowers and the Guarantor shall insure and maintain hazard and other insurance upon all of its assets and business properties and liability insurance with responsible and reputable insurers of such character and in such amounts as are usually maintained by companies engaged in like business.  All insurance policies shall be written for the benefit of the Borrowers and the Guarantor, as applicable, and the Lender as their interests may appear and shall contain a provision requiring the insurance company to provide the Lender not less than thirty (30) days’ written notice prior to cancellation of any such policy.  All insurance policies or certificates evidencing the same shall be furnished to the Lender.

(b)                                 Without limiting the foregoing provisions of this Section 8.7, the Borrowers shall maintain the following insurance coverages:

(i)                                     the Borrowers shall maintain all risk property insurance against direct physical loss or damage on an all risks basis, including windstorm and hurricane and comprehensive boiler and machinery coverage, subject to a maximum deductible of $50,000.  The property shall be insured for the full replacement cost and such policy shall contain an agreed amount endorsement waiving any coinsurance penalty;

(ii)                                  at all times on and after the date hereof, as an extension of the coverage required under Section 8.7(b)(i), the Borrowers shall maintain business interruption insurance with a minimum period of indemnity of six (6) months, subject to a maximum five-day waiting period or $50,000 deductible and shall contain an agreed amount endorsement waiving any coinsurance penalty;

(iii)                               the Borrowers shall maintain commercial general liability insurance written on an occurrence basis with a limit of not less than $1,000,000 for each occurrence and $3,000,000 in the aggregate.  Such coverage shall include, but not be limited to, premises/operations, blanket contractual liability, independent contracts, broad form products and completed operations, personal injury, fire, legal liability and employee benefits liability;

(iv)                              the Borrowers shall maintain errors and omissions insurance with a limit of not less than $5,000,000 in the aggregate;

(v)                                 the Borrowers shall maintain workers’ compensation insurance in accordance with statutory provisions covering accidental injury, illness or death of an employee of any Borrower while at work or in the scope of his or her employment with the Borrowers and employer’s liability insurance in an amount not less than $500,000; and

(vi)                              the Borrowers shall maintain automobile liability insurance covering owned, non-owned, leased, hired or borrowed vehicles against bodily injury or property damage.  Such coverage shall have a limit of not less than $1,000,000.

8.8                               Payment of Taxes and Claims.  Each of the Borrowers and the Guarantor shall pay all taxes, assessments and other governmental charges imposed upon its properties or assets or in respect of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a lien or charge upon any of its properties or assets, provided that (unless any material item of property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if the amount, applicability or validity thereof is currently being contested in good faith and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

8.9                               Compliance with Laws.  Each of the Borrowers and the Guarantor shall comply in all substantial respects with all applicable statutes, laws, ordinances and governmental rules, regulations and orders (including, without limitation, those promulgated by or relating to the OBWC system or the workers’ compensation system in other states in which any Borrower does business) to which it is subject or which are applicable to its business, properties and assets if noncompliance therewith would materially adversely affect such business, including, but not limited to, all applicable federal, state, regional, county or local laws, statutes, rules, regulations or ordinances concerning public health, safety or the environment; provided that (unless such contest or noncompliance would materially adversely affect such business) such Borrower need not so comply if any such statute, law, ordinance, or governmental rule, regulation or order is currently being contested in good faith.

8.10                        ERISA.  Each of the Borrowers and the Guarantor shall furnish to Lender:  (a) promptly and in any event within thirty (30) days after such Borrower or the Guarantor, as applicable, knows or has reason to know of the occurrence of a Reportable Event with respect to a Plan with regard to which notice must be provided to the PBGC, a copy of such materials required to be filed with the PBGC with respect to such Reportable Event and in each such case a statement of the chief financial officer of such Borrower or the Guarantor, as applicable, setting forth details as to such Reportable Event and the action which such Borrower or the Guarantor, as applicable, proposes to take with respect thereto; (b) promptly and in any event within thirty (30) days after such Borrower or the Guarantor, as applicable, knows or has reason to know of any condition existing with respect to a Plan which presents a material risk of termination of the Plan, imposition of an excise tax, requirement to provide security to the Plan or incurrence of other liability by such Borrower or the Guarantor, as applicable, or any ERISA Affiliate a statement of the chief financial officer of such Borrower or the Guarantor, as applicable, or such ERISA Affiliate describing such condition; (c) at least thirty (30) days prior to the filing by any plan administrator of a Plan of a notice of intent to terminate such Plan, a copy of such notice; (d) promptly and in no event more than 10 days after the filing thereof with the Secretary of the Treasury, a copy of any application by such Borrower or the Guarantor, as applicable, or an ERISA Affiliate for a waiver of the minimum funding standard under section 412 of the Code; (e) upon request, and in no event more than thirty (30) days after the request therefore, copies of each annual report which is filed on Form 5500 together with certified financial statements for the Plan (if any) as of the end of such year and actuarial statements on Schedule B to such form 5500; (f) promptly and in any event within thirty (30) days after it knows or has reason to know of any event or condition which might reasonably be expected to constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, a statement of the chief financial officer of such Borrower or the Guarantor, as applicable, describing such event or condition; (g) promptly and in no event more than thirty (30) days after receipt thereof by such Borrower or the Guarantor, as applicable, or any ERISA Affiliate, a copy of each notice received by such Borrower or the Guarantor, as applicable, or an ERISA Affiliate concerning the imposition of any withdrawal liability under section 4202 of ERISA; and (h) promptly after receipt thereof a copy of any notice such Borrower or the Guarantor, as applicable, or any ERISA Affiliate may receive from the PBGC or the Internal Revenue Service with respect to any Plan or Multiemployer Plan; provided, however, that this subsection (h) shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service.

8.11                        Preservation of Corporate Existence.  Each of the Borrowers and the Guarantor shall preserve and maintain and cause each of its subsidiaries to preserve and maintain its corporate existence (except pursuant to a merger permitted by Section 9.4 below), rights, franchises and privileges in the jurisdiction of its incorporation or in any other jurisdiction it shall select, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business and operations or the ownership of its properties.

8.12                        Maintenance of Tangible Assets.  Each of the Borrowers and the Guarantor shall maintain its tangible assets in good condition and repair and shall not permit any action or omission which might materially impair the value thereof, normal wear and tear excepted.

8.13                        Notices of Certain Events.  Each of the Borrowers and the Guarantor shall promptly after it becomes aware thereof give notice to the Lender of:

(a)                                  Any Default or Event of Default;

(b)                                 Any default or event of default under any contractual obligation of such Borrower that would have a Material Adverse Effect; and

(c)                                  Any materially adverse change in the business, operations, affairs or condition (financial or otherwise) of such Borrower or the Guarantor, as applicable.

Each notice pursuant to this Section 8.13 shall be accompanied by a statement of the chief executive officer or chief financial officer of the respective Borrower or the Guarantor, as applicable, setting forth details of the occurrence referred to therein and stating what action the respective Borrower or the Guarantor, as applicable, proposes to take with respect thereto.

8.14                        Records and Books of Account.  Each of the Borrowers and the Guarantor shall keep adequate records and books of account in which complete entries will be made in accordance with GAAP, reflecting all financial transactions required by GAAP to be so reflected.

8.15                        Performance of Contracts.  Each of the Borrowers and the Guarantor shall perform and comply, in all material respects, with, in accordance with their terms, all provisions of each and every contract, agreement or instrument now or hereafter binding upon it, except to the extent that it shall contest the provisions thereof in good faith and by proper proceedings or the failure to perform could not reasonably be expected to have a Material Adverse Effect.

8.16                        Notice of Material Litigation.  Each of the Borrowers and the Guarantor shall promptly notify the Lender in writing of any litigation, arbitration proceeding or administrative investigation, inquiry or other proceeding to which it may hereafter become a party which could reasonably be expected to have a Material Adverse Effect and which may involve any risk of any judgment or liability not fully covered by insurance or which may otherwise result in any materially adverse change in the business, operations, affairs or condition (financial or otherwise) of such Borrower or Guarantor or which may impair, in any material respect, the ability of such Borrower or Guarantor to perform its obligations under this Agreement, the Notes or the other Loan Documents.

8.17                        Use of Proceeds.  The Borrowers shall use the proceeds of the Revolving Credit Loans as provided in Section 2.5 hereof, and the Company shall use the proceeds of the Term Loan and the Octagon Interim Term Loan solely for purposes of repaying Revolving Credit Loans and/or the Prior Term Loan and/or paying the Octagon Purchase Price in accordance with the terms of the Octagon Stock Purchase Agreement.  Such uses shall be consistent with all applicable laws.

8.18                        Ownership and Control of Borrowers and Guarantor.

(a)                                  The Company shall, at all times after the date hereof, have, direct or indirect, beneficial and legal ownership of, and the right and power to control the voting and transfer of, and the exercise of all other rights attributable to, all of the voting equity securities (and securities convertible into, or granting rights to acquire, voting equity securities) of each of the other Borrowers.

(b)                                 The Guarantor shall, at all times after the date hereof through the completion of the 2003 Merger, have direct beneficial and legal ownership, and the right and power to control the voting and transfer of, and exercise of all other rights attributable to, not less than a majority of the voting equity securities (and securities convertible into, or granting rights to acquire, voting equity securities) of the Company.

(c)                                  The senior management and key employees of the Company or of one or more of the other Borrowers shall own at least twenty percent (20%) of the total issued and outstanding shares of common stock of the Company on a fully diluted basis during the period from and after the consummation of the Octagon Acquisition through the second anniversary thereof; and, thereafter, such ownership interest of such senior management and key employees of the Company or of the other Borrowers shall be diluted only upon not less than ten (10) days’ prior written notice to the Lender and after satisfaction of such conditions as the Lender shall reasonably establish from time to time; provided, however, that each such member of the Company’s senior management and key employees may (before or after such second anniversary) transfer, without the Lender’s consent, his or her shares of the Company’s stock to members of his or her immediate family or to trusts for their benefit or by will or operation of law and the shares so transferred shall be included for purposes of meeting the above requirements provided that they are not further transferred to any person other than those permitted in this sentence.  The 2003 Merger shall not alter the aggregate percentage ownership in the Company of such senior management and key employees.

8.19                        2003 Merger.  Within thirty (30) days after the date hereof, the Guarantor and the Company shall cause the Guarantor to be merged with and into the Company, upon terms and conditions approved in advance by the Lender in writing (the “2003 Merger”).  The Guarantor and the Company shall promptly thereafter deliver to the Lender copies of all of the agreements, documents and instruments evidencing and effecting the 2003 Merger.

8.20                        [Reserved]

8.21                        Compliance with the Octagon Stock Purchase Agreement.  The Company shall enforce its material rights and remedies as set forth in the Octagon Stock Purchase Agreement, the agreements contemplated thereby and the Transaction Documents.  If requested by the Lender, each of the Borrowers and their respective Subsidiaries shall obtain and promptly furnish to the Lender evidence of all governmental approvals as may be required to enable the Company and its Subsidiaries to comply with the Company’s obligations under the Octagon Stock Purchase Agreement and the agreements, documents and instruments related thereto and to continue in business as conducted on the date hereof without materials interruption or interference.

8.22                        Compliance with the OBWC.  Each of the Borrowers and the Guarantor shall comply with all material obligations, standards and requirements of all contracts with the OBWC or any applicable governmental agency performing a similar function in any other jurisdiction in which any Borrower operates.

8.23                        St. Paul Information.  At the request of the Lender, the Borrowers shall promptly deliver to the Lender copies of any statements, reports, certificates and any other information delivered by any Borrower or their respective Affiliates to St. Paul or the equityholders of any Borrower.  In addition, the Borrowers shall keep the Lender informed on a timely basis as to all developments and communications with St. Paul regarding the determination of the Settlement Amount in accordance with Section 2.2 of the Octagon Stock Purchase Agreement.  The Borrowers shall promptly provide the Lender with copies of all written correspondence between St. Paul and any Borrower or Affiliate thereof relating to the same, together with copies of the Proposed Balance Sheet, Final Balance Sheet and Independent Accountant’s Statement (if any) (as such terms are defined in Section 2.2 of the Octagon Stock Purchase Agreement).

8.24                        Key Man Life Insurance Policies.  The Borrowers shall cause the Bossart Life Insurance Policies and the Wagner Life Insurance Policy to be maintained (each in form and substance acceptable to the Lender) in full force and effect at all times.  Within ninety (90) days after the end of each Fiscal Year, the Company shall deliver to the Lender a certificate of the chief executive officer or chief financial officer of the Company stating, on behalf of the Company, that all premiums due and owing have been paid with respect to the Bossart Life Insurance Policies and the Wagner Life Insurance Policy and that such policies are in full force and effect.

8.25                        Government Regulation.  No Borrower shall (a) be or become subject at any time to any law, regulation or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits the Lender from making any advance or extension of credit to any Borrower or from otherwise conducting business with any Borrower, or (b) fail to provide documentary and other evidence of such Borrower’s identity as may be requested by the Lender at any time to enable the Lender to verify such Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

ARTICLE 9.  NEGATIVE COVENANTS

Until payment in full of the Notes and the performance of all other obligations of the Borrowers and the Guarantor hereunder, without the prior written consent of the Lender:

9.1                               Indebtedness.  Each of the Borrowers and the Guarantor shall not, nor shall any of them permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except for:  (i) Indebtedness to the Lender; (ii) the Indebtedness incurred and owed under that certain Asset Purchase Agreement dated May 12, 1999 between CHSI and Community Health Insurance Company (the “Anthem Indebtedness”); (iii) capitalized lease obligations and purchase money Indebtedness reflected on the Balance Sheet and/or the Octagon Balance Sheet or in historical financial statements heretofore provided to the Lender; (iv) other capitalized lease obligations and purchase money Indebtedness incurred in any Fiscal Year commencing after the date hereof up to an aggregate amount of $350,000 per Fiscal Year; (v) inter-company Indebtedness between or among one or more of the Borrowers; (vi) Indebtedness under the Tax Allocation Agreement; (vii) Indebtedness under the Deferred Compensation Plan and accrued incentive compensation expenses; and (viii) trade liabilities and accrued expenses incurred in the ordinary course of business.  Except as otherwise provided, all Indebtedness permitted to be created, incurred, assumed or suffered by the Borrowers and the Guarantor, as applicable, pursuant to this Section shall be considered (but without duplication) Indebtedness of the Borrowers and the Guarantor, as applicable.

9.2                               Liens and Other Encumbrances.  Neither any Borrower nor the Guarantor shall create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance of any nature whatsoever on any of its property or assets whether now owned or hereafter acquired, except: (i) liens securing the payment of taxes and other governmental charges, either not yet due or the validity of which is being contested in good faith by appropriate proceedings (so long as no material item of property would be lost, forfeited or materially damaged as a result thereof), and as to which it shall, as appropriate under GAAP, have set aside on its books and records adequate reserves; (ii) deposits under workers’ compensation, unemployment insurance, social security and other similar laws or to secure the performance of bonds, tenders or contracts (other than for the repayment of purchase price indebtedness or borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds, all in the ordinary course of business; (iii) liens and security interests in favor of the Lender; (iv) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property, so long as its use of, or the value of, its property subject thereto is not impaired, in any material respect, thereby; and (v) liens securing purchase money Indebtedness and capital leases referred to in clauses (iii) or (iv) under Section 9.1, above provided that such liens are limited to the specific property purchased or leased and the proceeds thereof.  All of the foregoing liens are hereinafter referred to as “Permitted Liens.”

9.3                               Guaranties and Other Contingent Liabilities.  Neither any Borrower nor the Guarantor shall become an indemnitor, guarantor or surety or otherwise become liable for any of the obligations or liabilities of any Person, other than (i) the Guarantor’s obligations under the Guaranty, this Agreement and the other Loan Documents and (ii) the guaranty by a Borrower or the Guarantor of the liabilities and obligations of other Borrowers.

9.4                               Fundamental Changes.  Neither any Borrower nor the Guarantor shall (i) enter into any transaction of merger or consolidation or amalgamation (other than the 2003 Merger), (ii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), (iii) convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, whether now owned or hereafter acquired, (iv) acquire by purchase or otherwise all or substantially all of the business or assets of, or stock or other evidence of beneficial ownership of, any Person (other than as part of the Octagon Acquisition), or (v) make any material change in the nature of its business or in the methods by which it conducts business; provided, however, that any Borrower may, without the consent of the Lender, enter into solely with one or more other Borrowers any transaction of the types described in clauses (i), (iii) or (iv), above, provided that all of the Borrowers that are a party to any such transaction have a positive net worth as determined in accordance with GAAP.

9.5                               Creation of Subsidiaries.  Neither any Borrower nor the Guarantor shall create or acquire any additional Subsidiaries without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

9.6                               Loans or Advances.  Neither any Borrower nor the Guarantor shall make loans or advances to any Person (including any Subsidiary of a Borrower or the Guarantor) other than another Borrower or the Guarantor, except in the ordinary course of their respective businesses.

9.7                               Investments.  Neither any Borrower nor the Guarantor shall acquire or purchase the securities of any Person other than another Borrower; provided, however, that the Borrowers and the Guarantor may purchase:  (i) U.S. government securities directly or pursuant to repurchase agreements with (A) Affiliates of Banc One Corporation or (B) other domestic banks having capital and surplus of at least $100,000,000; (ii) certificates of deposit of (A) Affiliates of Banc One Corporation or (B) other domestic banks having a capital and surplus of at least $100,000,000; and

(iii) commercial paper rated A-1 or P-1 or an equivalent by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, both of New York, New York, or their successors if all of such investments have a maturity of one year or less.

9.8                               Sale and Leaseback.  Neither any Borrower nor the Guarantor shall enter into any agreement with any lender or investor providing for the leasing of (i) real or personal property which has been or is to be sold or transferred by any Borrower or the Guarantor to such lender or investor or (ii) other real or personal property intended to be used for substantially the same purpose as the property sold or transferred by any Borrower or the Guarantor.

9.9                               Disposition of Assets.  Neither any Borrower nor the Guarantor shall dispose of any of its assets in any transaction or series or transactions other than those disposed of in the ordinary course of business and except in connection with the replacement of assets sold by like assets.

9.10                        Transactions with Affiliates.  Except for the execution, delivery and performance by the applicable parties of the Tax Allocation Agreement and each of the agreements listed on Schedule 9.10 attached hereto, neither any Borrower nor the Guarantor shall:  (i) enter into any transaction, including without limitation, the purchase, sale or exchange of property or the rendering of any services, with any Affiliate or any officer or director thereof, enter into, assume or suffer to exist any employment or consulting contract with any such Affiliate, except any transaction or contract which is in the ordinary course of its business and which is upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arms-length transaction; (ii) make any advance or loan to any Affiliate or any director or officer thereof or to any trust of which any of the foregoing is a beneficiary, or to any Person on the guaranty of any of the foregoing; or (iii) pay any fees or expenses to, or reimburse or assume any obligation for the reimbursement of any expenses incurred by, any Affiliate or any officer or director thereof except as may be permitted in accordance with the preceding clauses of this Section or the other Sections of this Agreement and except for the reimbursement of reasonable expenses incurred in connection with the provision of services by an officer, director or employee of any Borrower to such entity, including expenses for travel, entertainment and similar items, in accordance with the reimbursement policies of such Borrower.

9.11                        [Reserved].

9.12                        Sale of Accounts.  Neither any Borrower nor the Guarantor shall sell, assign or exchange any of its Accounts or notes receivable with or without recourse.

9.13                        Capital Expenditures.  The Company shall not purchase, on a consolidated basis, fixed or capital assets in an amount in excess of the amount listed in column (b) of this Section during the period listed opposite such amount in column (a) of this Section:

(a) Period	(b) Amount

From January 1, 2003 through December 31, 2003	$1,500,000
In Each Fiscal Year Thereafter	$2,000,000

9.14                        [Reserved].

9.15                        Minimum Fixed Charge Coverage Ratio.  The Company shall not permit its Fixed Charge Coverage Ratio based upon the most recent four fiscal quarters on a rolling basis to be less than 1.20 to 1.00 at September 30, 2004 or at the end of any fiscal quarter ending thereafter.  In addition, the Company shall not permit its Fixed Charge Coverage Ratio based upon the quarter ending December 31, 2003, the two quarters ending March 31, 2004 or the three quarters ending June 30, 2004 to be less than 1.20 to 1.00 at December 31, 2003, March 31, 2004 or June 30, 2004, as applicable.

9.16                        Ratio of Funded Indebtedness to EBITDA.  The Company shall not permit the ratio of its Funded Indebtedness (including, without limitation, borrowings pursuant to this Agreement) to EBITDA based upon the most recent four fiscal quarters on a rolling basis to be less than [2.25] to 1:00 at September 30, 2003.

9.17                        Management Fees.  Except as otherwise permitted in this Section 9.17, no Borrower shall pay any management fees to the Guarantor, SCC or their respective Affiliates (other than another Borrower); provided, however, that so long as no Event of Default has occurred and is continuing (or would occur as a result of such payment), the Borrowers may pay management fees to the Guarantor, SCC or their respective Affiliates, solely and strictly in accordance with the provisions of the Management Advisory Services Agreement, in an aggregate amount not to exceed with respect to any Fiscal Year five percent (5.0%) of the Company’s total consolidated EBITA for such Fiscal Year.  The Borrowers may accrue (but shall not be permitted to pay, until all Indebtedness hereunder is paid in full and any commitment to lend or issue letters of credit hereunder is terminated) the Deferred Compensation Payments.  The Borrowers may make the Tax Agreement Payments at the times provided for in the Tax Allocation Agreement; provided, however, that no Tax Agreement Payments shall be made after the occurrence and during the continuance of an Event of Default, except for Tax Agreement Payments representing income taxes which SCC is actually required to pay and which are directly attributable solely to the consolidated operations of the Company.

9.18                        Dividends and Payments.  Neither the Company, the Guarantor nor CMI shall declare or pay on, or make any distribution to the holders of any shares of capital stock of the Company, the Guarantor or CMI of any class, or purchase, redeem or otherwise acquire for consideration any shares of capital stock of the Company, the Guarantor or CMI of any class; provided, however, that nothing contained in this Section 9.18 shall be construed to prevent any payments expressly permitted under Section 9.17 hereof.

9.19                        Issuance of Capital Stock.  None of the Borrowers shall issue any additional shares of capital stock of any class (or any options, warrants, convertible securities or rights with respect thereto) after the date hereof (other than in connection with the 2003 Merger), except for the issuance of shares of capital stock or other securities of the Company pursuant to the Option Plan (as identified on Schedule 9.10 and related agreements entered into in accordance therewith).

9.20                        Prohibition of Change in Fiscal Year.  Neither any Borrower, the Guarantor nor any Subsidiary thereof shall change its Fiscal Year-end for accounting purposes from December 31 of any year.

9.21                        Amendment to Other Documents.  The Borrowers and the Guarantor shall not cause or permit, directly or indirectly, any amendment, waiver, consent or modification of the Tax Allocation Agreement, Management Advisory Services Agreement, Octagon Stock Purchase Agreement, any other agreement, document or instrument contemplated by, or executed in connection with, the Octagon Stock Purchase Agreement (collectively, the “Transaction Documents”).

9.22                        Management.  The Company shall not terminate the employment of Robert J. Bossart, Jonathan R. Wagner or Richard T. Kurth, without the prior written consent of the Lender, such consent not to be unreasonably withheld.  In the event of the termination by the Company of the employment of any such individuals or their respective successors, the Company shall retain, within 150 days after such termination, replacement officers reasonably acceptable to the Lender.

9.23                        Pledge Rights Not a “Change”.  None of the Borrowers or shall take or permit any of their Subsidiaries to take any action, or participate in or consent to any transaction(s) (i) which would require the advance approval of the OBWC under the OBWC Contracts, other than actions of CHSI taken, or not taken, in the ordinary course of performance of the OBWC Contracts which, from time to time, may require the approval of OBWC, or (ii) which would cause the Lender’s realization of any of their respected rights under the Stock Pledge Agreements to constitute a “Change” under the OBWC Contracts (except for any possible “Change” resulting from the exercise of remedies with respect to the capital stock of CHSI).

ARTICLE 10.  EVENTS OF DEFAULT

10.1                        Event of Default.  “Event of Default” shall mean the occurrence of one or more of the following described events:

(a)                                  The Borrowers shall default in the payment of any principal of the Notes when the same shall become due, either by the terms thereof or otherwise as herein provided;

(b)                                 The Borrowers shall default in payment of the Facility Fee or any Commitment Fee or any interest on the Notes or of any other payment due the Lender under this Agreement when the same shall become due, either by the terms thereof or otherwise as herein provided and such default continues for a period of five (5) days;

(c)                                  Any Borrower or the Guarantor shall default (after the expiration of any applicable grace period) in the payment of any amount due to Lender pursuant to the terms of any promissory note or other instrument other than the Notes;

(d)                                 Any Borrower or the Guarantor shall default (after the expiration of any applicable grace period) in the performance or observance of any covenant, condition or agreement contained in the Guaranty, the ISDA Master Agreement, the Borrower Security Agreements, the Copyright Security Agreements, the Copyright Collateral Agreements, the Stock Pledge Agreements, the Assignment of Leasehold Interests, the Assignments of Life Insurance Policies, the Guarantor Security Agreement, the Guarantor Stock Pledge Agreement, the Octagon Investment Property Security Agreement, the Octagon Control Agreement or any other security agreement entered into by any Borrower for the benefit of the Lender;

(e)                                  Any Borrower shall default in the payment of any Indebtedness in excess of $250,000 beyond any period of grace provided with respect thereto, or any Borrower shall default in the performance of any agreement under which such Indebtedness payment obligation is created if the effect of such default is to cause or permit the holder or holders of such obligation (or a representative of such holder or holders) to cause, such payment obligation to become due prior to its date of maturity;

(f)                                    Any representation or warranty made by any Borrower or the Guarantor herein, in any other Loan Document or in any report, certificate or writing furnished in connection with or pursuant to this Agreement shall be false or incorrect in any material respect on the date as of which made;

(g)                                 Any Borrower or the Guarantor shall default in the performance or observation of any covenant, condition or agreement in Sections 8.1, 8.13, 8.16, 8.17, 8.18 or 8.19 or in Article 9 hereof;

(h)                                 Any Borrower or the Guarantor shall default in the performance or observation of any covenant, condition or agreement made or required to be observed or performed by it under this Agreement (other than those referred to in Sections 10.1(a), 10.1(b) or 10.1(g) of this Agreement) and such default shall continue without cure for thirty (30) days after written notice thereof shall have been given to the Borrowers by the Lender, or, in the case of Sections 8.2 and 8.4, such default shall continue without cure for ten (10) days (without any required notice thereof);

(i)                                     Any Borrower or the Guarantor shall make an assignment for the benefit of creditors;

(j)                                     Any Borrower or the Guarantor shall petition or apply to any tribunal for the appointment of a trustee or receiver of it, or of any substantial part of its assets, or commence any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or hereafter in effect;

(k)                                  Any bankruptcy, insolvency, receivership or similar petition or application is filed, or any proceedings are commenced against any Borrower or the Guarantor and any Borrower or the Guarantor by any act indicates its approval thereof, consent thereto, or acquiescence therein, or any order is entered appointing a trustee or receiver, or adjudicating any Borrower or the Guarantor bankrupt or insolvent, or approving the petition in any such proceedings and such order remains unstayed or undischarged for more than sixty (60) days; provided, however, that the Lender shall be under no obligation to make Loans hereunder during the period that such order is unstayed or undischarged;

(l)                                     Any order is entered in any proceedings against any Borrower or the Guarantor decreeing the dissolution of any Borrower or the Guarantor and such order remains unstayed or undischarged for more than sixty (60) days; provided, however, that the Lender shall be under no obligation to make Loans hereunder during the period that such order is unstayed or undischarged;

(m)                               A final judgment or judgments for the payment of money in excess of an aggregate of $250,000 shall be rendered against any Borrower or the Guarantor and such judgment or judgments shall remain undischarged for a period of sixty (60) consecutive days during which the execution shall not be effectively stayed;

(n)                                 (i) Any Reportable Event or a Prohibited Transaction shall occur with respect to any Plan; (ii) a notice of intent to terminate a Plan under section 4041 of ERISA shall be filed; (iii) a notice shall be received by the plan administrator of a Plan that the PBGC has instituted proceedings to terminate a Plan or appoint a trustee to administer a Plan; (iv) any other event or condition shall exist which might, in the opinion of the Lender, constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (v) any Borrower or the Guarantor or any ERISA Affiliate shall withdraw from a Multiemployer Plan; provided, however, that none of the foregoing shall constitute an Event of Default except under circumstances that the Lender determines could reasonably be expected to have a Material Adverse Effect;

(o)                                 (i) CHSI is notified by the OBWC that it is “at capacity,” declared ineligible to solicit or accept selection by or assignment of an employer by the OBWC, or the OBWC in any material manner limits the Company’s ability to accept new enrollments, and any of the same is reasonably likely to result in any Event of Default under Sections 10.1(a) or (b) or any breach of Sections 9.13, 9.14, 9.15 or 9.16; (ii) the State of Ohio announces its intention to dissolve or disband the state-sponsored system of workers’ compensation insurance or the Ohio Health Partnership Program (and the Lender determines in the exercise of its commercially reasonable discretion that the same is reasonably likely to impair the Borrowers’ ability to perform their material obligations under this Agreement, the Notes or the other Loan Documents); (iii) (A) the OBWC terminates or does not renew the OBWC Contracts, or (B) the OBWC informs CHSI of its intent to terminate or not renew the OBWC Contracts, except if the Borrowers provide the Lender written notice that (I) CHSI is actively and diligently pursuing renewals of the OBWC Contracts, (II) CHSI is reasonably confident that its efforts will be successful, and (III) such active pursuit of renewal does not exceed (without renewal) ninety (90) days time from the date of such written notice to the Lender; or (iv) the OBWC terminates, does not renew or informs CHSI of its intent to terminate or not renew CHSI’s OBWC certification as a vendor; or

(p)                                 The occurrence or existence of any default, event of default or other similar condition or event (however described) with respect to any Rate Management Transaction.

10.2                        Consequences of Event of Default.

(a)                                  If any Event of Default specified under Section 10.1, other than subsections (i) through (l) thereof, shall occur and be continuing the Lender shall be under no further obligation to make Loans hereunder and the Lender may, by written notice to the Borrowers, declare the unpaid balance of all Commitment Fees and the principal and interest accrued on the Notes and all other obligations of the Borrowers hereunder and under the other Loan Documents to be forthwith due and payable, and the same shall thereupon become immediately due and payable, without any other or further presentment, demand, protest, notice of default, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived.

(b)                                 If an Event of Default specified under subsections (i) through (l), inclusive, of Section 10.1 shall occur, the Lender shall be under no further obligation to make Loans hereunder and the unpaid balance of all Commitment Fees and the principal and interest accrued on the Notes and all other obligations of the Borrowers hereunder shall be immediately due and payable automatically without presentment, demand, protest, notice of default, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived.

ARTICLE 11.  MISCELLANEOUS

11.1                        Notices.  All notices, requests and demands to or upon the parties hereto to be effective shall be in writing or by telecopy or telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when sent by certified or registered mail, postage prepaid, or, in the case of telecopy notice, when received, or in the case of telegraphic notice, when delivered to the telegraph company, or in the case of telex notice, when sent, answerback received, addressed as follows in the case of the Borrowers, the Guarantor and the Lender or to such address or other address as may be hereafter notified by the parties hereto:

Any Borrower or the Guarantor:	c/o Security Capital Corporation One Pickwick Plaza Suite 310 Greenwich, Connecticut 06830 Attention: Brian D. Fitzgerald, Chairman Facsimile: (203) 625-0423

with copies to:

Health Power, Inc. c/o CompManagement, Inc. 6377 Emerald Parkway Dublin, Ohio 43016 Attention: Paul A. Miller Facsimile: (614) 790-8119

and

Baker & Hostetler LLP 65 East State Street, Suite 2100 Columbus, Ohio 43215-4260 Attention: Joseph P. Boeckman, Esq. Facsimile: (614) 462-2616

The Lender:	Bank One, N.A. 100 East Broad Street Columbus, Ohio 43271-0171
	Attention:	Mark S. Slayman,
Vice President
Facsimile: (614) 248-5518

with a copy to:

Squire, Sanders & Dempsey L.L.P. 1300 Huntington Center 41 South High Street Columbus, Ohio 43215 Attention: Kim L. Swanson, Esq. Facsimile: (614) 365-2499

Notwithstanding any other provision hereof to the contrary, each Borrower and the Guarantor has appointed the Company as its representative to receive and give all notices to or from such Borrower or the Guarantor, as applicable, and the Lender shall have acted in accordance with this Agreement in accepting notices from and giving notice to the Company as being notices from or to such Borrower or the Guarantor, as applicable.

11.2                        Term of Agreement; Termination; Successors and Assigns.  This Agreement and all covenants, agreements, representations and warranties made herein and in the reports, certificates and other writings delivered pursuant hereto shall survive the execution and delivery of this Agreement, the making by the Lender of each Loan and the execution and delivery to the Lender of the Notes and shall continue in full force and effect until terminated.  The representations of Borrowers and the Guarantor herein are made as of the date of this Agreement.  This Agreement shall terminate at such time as the Revolving Credit Commitment is terminated in full and the Lender has received payment in full of all amounts owing to the Lender hereunder and under the Notes.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such parties; and all terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, whether so expressed or not; provided, however, that (i) neither any Borrower nor the Guarantor may assign or transfer its rights or duties under this Agreement to any Person without the prior written consent of the Lender and (ii) the Lender may not assign, or participate, this Agreement or the Notes to a direct competitor of the Borrowers.

11.3                        No Implied Rights or Waivers.  No notice to or demand on any Borrower or the Guarantor in any case shall entitle such Borrower or the Guarantor to any other or further notice or demand in the same, similar and other circumstances.  Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of the same or the exercise of any other right, power or privilege.

11.4                        Applicable Law.  This Agreement, the Notes and the other Loan Documents shall be deemed to be contracts made under and shall be construed in accordance with and governed by the laws of the State.

11.5                        Modifications, Amendments or Waivers.

(a)                                  The Lender, the Borrowers and the Guarantor may from time to time enter into written agreements amending or changing any provision of this Agreement or the rights of the Lender or the Borrowers and the Guarantor hereunder or give waivers or consents to a departure from the due performance of the obligations of the Borrowers or the Guarantor hereunder or under the Notes.

(b)                                 In the case of any such waiver or consent relating to any provision hereof, the parties shall be restored to their former positions and rights thereunder, and any Default or Event of Default so waived or consented to shall be deemed to be cured and not continuing; but no such waiver or consent shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

11.6                        Counterparts.  This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

11.7                        Headings.  The headings of the articles and sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

11.8                        Expenses.  The Borrowers and the Guarantor shall pay or cause to be paid and save the Lender harmless against liability for the payment of all reasonable out-of-pocket expenses, including counsel fees and disbursements incurred or paid by the Lender in connection with the negotiation, development, preparation and execution of this Agreement, the Notes, the other Loan Documents and the related transactions.  The Borrowers and the Guarantor shall pay or cause to be paid and save the Lender harmless against liability for the payment of all reasonable out-of-pocket expenses, including counsel fees and disbursements incurred or paid by the Lender in connection with (i) any requested amendments, waivers or consents pursuant to the provisions hereof and thereof; and (ii) the enforcement of this Agreement, the Notes and the other Loan Documents including such expenses as may be incurred by the Lender in collection of the Notes and all obligations of the Borrowers and the Guarantor hereunder.

11.9                        Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

11.10                 Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or effecting the validity or enforceability of such provisions in any other jurisdiction.

11.11                 Waiver of Jury Trial; Consent to Venue.  The Lender, the Borrowers and the Guarantor, after having had the opportunity to consult with counsel, knowingly, voluntarily, irrevocably, unconditionally and intentionally waive any right to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement, or any of the transactions contemplated by this Agreement, or any course of conduct, dealing, statements (whether oral or written) or actions of any Borrower, the Guarantor or the Lender.  The Borrowers and the Guarantor shall not seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.  In the event of a dispute under this Agreement, the Borrowers and the Guarantor hereby, jointly and severally, agree that jurisdiction and venue lies in a court of competent jurisdiction in Franklin County, Ohio.  These provisions shall not be deemed to have been modified in any respect or relinquished by the Lender except by a written instrument executed by it.  This provision is a material inducement to the Lender to enter into the transactions described in this Agreement.

11.12                 Entire Agreement.  This Agreement and the Exhibits hereto reflect the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements or understandings with respect thereto in their entirety.

11.13                 Certificates, Etc.  All certificates, reports and other writings submitted by any Borrower or the Guarantor to the Lender hereunder shall constitute the representations and warranties of each Borrower and the Guarantor to the Lender as to the truth and accuracy of all facts, calculations and other information set forth therein, as though fully set forth and repeated in this Agreement.

11.14                 Waiver of Certain Defenses.  Each of the Borrowers and the Guarantor hereby waives all defenses based on suretyship and impairment of collateral.

11.15                 USA Patriot Act Notification.  The following notification is provided to the Borrowers pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit or other financial services product.  What this means for each Borrower:  When such Borrower opens an account, if such Borrower is an individual, the Lender will ask for a Borrower’s name, taxpayer identification number, residential address, date of birth and other information that will allow the Lender to identify such Borrower, and if such Borrower is not an individual, the Lender will ask for such Borrower’s name, taxpayer identification number, business address and other information that will allow the Lender to identify such Borrower.  The Lender may also ask, if a Borrower is an individual, to see such Borrower’s driver’s license or other identifying documents, and if a Borrower is not an individual, to see such Borrower’s legal organizational documents or other identifying documents.

ARTICLE 12.  DEFINITIONS

The terms set forth and defined in Exhibit J hereto shall, for the purposes of this Agreement, have the meanings assigned to such terms as set forth in Exhibit J.

IN WITNESS WHEREOF, the Borrowers, the Guarantor and the Lender have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

LENDER:		GUARANTOR:

BANK ONE, N.A.		WC HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Mark S. Slayman	By:	/s/ Paul A. Miller
	Mark S. Slayman, Vice President		Paul A. Miller, Vice President

BORROWERS:

HEALTH POWER, INC., a Delaware corporation

COMPMANAGEMENT, INC., an Ohio corporation

COMPMANAGEMENT INTEGRATED DISABILITY SERVICES, INC., an Ohio corporation

CMI MANAGEMENT COMPANY, an Ohio corporation

COMPMANAGEMENT OF VIRGINIA, INC., a Virginia corporation

COMPMANAGEMENT DISABILITY SERVICES COMPANY, a Virginia corporation

CMI BARRON RISK MANAGEMENT SERVICES, INC., a Texas corporation

By:	/s/ Jonathan R. Wagner
Jonathan R. Wagner, President

COMPMANAGEMENT HEALTH		OCTAGON RISK SERVICES, INC.,
SYSTEMS, INC., an Ohio corporation		a Minnesota corporation

By:	/s/ Paul A. Miller	By:	/s/ Jonathan R. Wagner
	Paul A. Miller, Vice President		Jonathan R. Wagner, Chairman of the Board of Directors